Exhibit 10.02

ASSET PURCHASE AGREEMENT by and between CHATTANOOGA AUTO AUCTION LIMITED LIABILITY COMPANY and ACACIA AUTOMOTIVE, INC. August 31, 2009

Exhibits
Exhibit A	-	Definitions
Exhibit B	-	Form of Bill of Sale
Exhibit C	-	Form of Lease
Exhibit D	-	Lease Guaranty
Exhibit E	-	Credit Line Documents
Exhibit F	-	Form of Non-Competition Agreement
Exhibit G	-	Form of Management Agreement

Disclosure Schedule
Section 2(a)(i)	-	Assets
Section 2(f)	-	Purchase Price Allocation
Section 3(d)	-	Security Interests

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into on August 31, 2009 (the "Effective Date"), by and between Acacia Automotive, Inc., a Texas corporation (the "Buyer"), and Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company (the "Seller").  The Buyer and the Seller are referred to collectively herein as the "Parties," and individually as a "Party."

BACKGROUND INFORMATION

A.           The Seller owns certain assets relating to the operation of an automobile auction business (the "Business") operated from a facility located at 2120 Stein Drive, Chattanooga, Tennessee  37421 (the "Property").

B.           The Seller owns and desires to sell certain assets of the Business to the Buyer.

C.           This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, certain assets on the terms and conditions contained herein.

PROVISIONS

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.	Definitions.

Certain terms used in this Agreement shall have the meanings set forth in Exhibit A.  For ease of identification only, such terms are identified by initial capitals; provided, however, the inadvertent absence of such identifying characteristic shall be ignored in the construction of this Agreement.

2.	Basic Transaction.

a.	Purchase and Sale of Assets.

On and subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer, and deliver to the Buyer’s wholly-owned subsidiary, Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (hereinafter "Acacia Chattanooga"), and the Buyer shall purchase, acquire, and accept delivery of, all right, title, and interest in and to Acacia Chattanooga, the following assets of the Business:

(i)
those items of personal property set forth in Section 2(a)(i) of the Disclosure Schedule (less normal wear and tear and depletion through Closing) (collectively, the "Assets") and the prepaid assets of Seller as of the Effective Date, including, but not limited to prepayments made as of the Effective Date for taxes, insurance, and other services;

(ii)	Seller's interest in the name "Chattanooga Auto Auction" (the "Trade Name");

(iii)
Seller's interest in all data and operating history of the Business (the "Data"); provided, however, that the auction operating program developed by Auction Software, Inc. and licensed by Seller shall not be included in the Assets; and

(iv)	to the extent assignable, Seller's license to operate the Business as an auto auction (the "License").

b.	Excluded Assets.

The assets to be acquired by the Buyer from the Seller shall only include the assets described in Section 2(a) above and shall exclude all other assets of the Seller, including, without limitation, Seller's cash, cash equivalents, deposits, accounts and notes receivable, any assets, books, records or data not used in the Business, or Seller's leasehold improvements.

c.	Method of Conveyance.

The sale, conveyance, assignment, transfer, and delivery by the Seller of the Assets to the Buyer in accordance with Section 2(a) shall be effected at the Closing by the Seller's execution and delivery to the Buyer of a Bill of Sale and Assignment of Intangible Assets in the form of Exhibit B (the "Bill of Sale").  The Assets to be conveyed at Closing shall be substantially as listed in Section 2(a)(i) hereof as on the Effective Date of this Agreement, less normal wear and tear and depletion through Closing.  The assignment of the License, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents.  The assignment of Seller's interest in the Trade Name, to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents.

d.	Purchase Price.

At Closing, the Buyer shall pay to the Seller Five Thousand Dollars ($5,000) (the "Purchase Price"), payable by wire transfer of immediately available funds.

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e.	The Closing.

Subject to Section 10, the closing of the transactions provided for in this Agreement (the "Closing") shall occur on or before December 26, 2009, or such other date as may be agreed to by the Parties and shall take place at such location as is agreed upon by the Parties; provided, however, the Management Agreement shall become effective on or before August 31, 2009, in accordance with its terms.  Except with respect to the Management Agreement, the Closing shall be deemed effective for all purposes as of 12:01 A.M. on December 26, 2009.

f.	Allocation.

The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Assets, the Trade Name and the License for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 2(f) of the Disclosure Schedule.

3.	Representations and Warranties of the Seller.

The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date, except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and as may be updated as of the Closing (the "Disclosure Schedule").  The Seller will give prompt written notice to the Buyer of any development causing a breach of any of the representations and warranties in Section 3.

a.	Organization, Qualification and Corporate Power.

The Seller is a limited liability company duly organized, validly existing, and in full force and effect under the laws of the State of Ohio.  The Seller has full entity power and authority necessary to own the Assets.  The Seller is not in default under or in violation of any provision of its Articles of Organization or Operating Agreement, as amended.

b.	Authorization of Transaction.

The Seller has full power and authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  Without limiting the generality of the foregoing, the managers of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller.  This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

c.	Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Articles of Organization or Operating Agreement, as amended.  The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

d.	Title to Assets; Condition.

The Seller has good and transferable title to and unrestricted possession of, the Assets, free and clear of all Security Interests, except for the Security Interests listed in Section 3(d) of the Disclosure Schedule, which Security Interests shall be released at Closing.  Except as expressly set forth in this Agreement, the Assets are being transferred to the Buyer "as-is" in their entirety. SELLER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR THAT THE ASSETS SOLD HEREUNDER DO NOT INFRINGE UPON ANY INTELLECTUAL PROPERTY RIGHTS HELD BY THIRD PARTIES.

4.	Representations and Warranties of the Buyer.

The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the Effective Date and will be correct and complete as of the Closing (as though the Closing were substituted for the date of this Agreement throughout this Section 4).

a.	Organization of the Buyer.

The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

b.	Authorization of Transaction.

The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

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c.	Non-contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Certificate of Incorporation or Bylaws, as amended.  The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

5.	Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

a.	General.

Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

b.	Due Diligence.

Immediately following execution of this Agreement and continuing through August 31, 2009, the Seller will allow the Buyer access, upon reasonable notice to the Seller, during normal business hours, to the Property and the facilities located thereon in order that the Buyer may have a full opportunity to conduct a reasonable investigation of such Property and facilities including, but not limited to, conducting a phase I environmental assessment.  The Buyer shall bear all costs associated with the due diligence process described in this Section (the "Due Diligence Process").  As part of the Due Diligence Process, the Buyer shall not contact any of the Business' vendors, suppliers, distributors, or customers without the prior written consent of the Seller.

c.	Employees.

The Seller will cooperate with the Buyer in its efforts to hire employees of the Business as of the Closing.  The Buyer shall interview each employee of the Business, but shall not be obligated to hire any employees.  The Seller shall be responsible for all severance obligations (including obligations to provide health or retirement benefits), if any, related to the Seller’s employees that arise (i) as a result of Seller's actions on or before the Effective Date or (ii) as a result of the termination of employment in connection with Closing.

d.	Termination of Ground Lease

Prior to Closing, the Seller and Auction Venture Limited Liability Company (the "Landlord") will terminate the Amended and Restated General Lease dated August 23, 2004 (the "Ground Lease").

e.	Lease.

At Closing, Acacia Chattanooga and the Landlord will enter into a Lease Agreement (the "Lease") for the premises currently occupied by the Seller, together with all improvements, in the form attached hereto as Exhibit C, which Lease shall include, without limitation, an exclusive option for Acacia Chattanooga to acquire the Property.  The Buyer shall execute and deliver to Landlord a guaranty (the "Lease Guaranty") in the form attached hereto as Exhibit D.

f.	Credit Line.

At Closing, the Seller will make available to the Buyer, for period not to exceed thirty-six (36) months following the Closing, a line of credit in an amount up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Credit Line").  At Closing, the Buyer and the Seller will enter into a Loan and Security Agreement, and the Buyer shall execute a Note, each in the form attached hereto as Exhibit E (collectively, the "Credit Line Documents").  The Buyer shall also execute such other documents as are reasonably necessary to document the Credit Line.  The Credit Line Documents shall provide for an interest rate per annum equal to the greater of (i) six percent (6%) or (ii) the LIBOR Rate plus five hundred (500) basis points.

g.	Non-Competition Agreement.

The Buyer and the Seller will enter into a non-competition agreement (the "Non-Competition Agreement") in the form attached hereto as Exhibit F, which will prohibit the Seller from, directly or indirectly, engage in the Business within 150 miles of Chattanooga, Tennessee for a period of three (3) years commencing from the Closing.  Notwithstanding the foregoing, the Non-Competition Agreement will not preclude the Seller or any of its affiliates or related entities from operating the Columbus Fair Auto Auction at its current location.

h.	Management Agreement.

As of the Effective Date, the Buyer and the Seller shall enter into a management agreement (the "Management Agreement") in the form attached hereto as Exhibit G, which shall provide for the operation of the Business by the Buyer for the period from the Effective Date to the Closing or the earlier termination of this Agreement.

i.	Impositions

All taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed for periods that extend from prior to Closing until after the Closing shall be prorated between the Parties as of the Closing.

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6.	Post-Closing Covenants.

Within thirty (30) days following the Closing, the Seller shall change its name to CAA Liquidation, LLC or such other name so as not to utilize "Chattanooga Auto Auction" or any confusingly similar name.  Seller shall provide to Buyer no later than March 12, 2010, audited financial statements for its fiscal years 2008 and 2009 as required by Item 9.01 of Form 8-K promulgated by the United States Securities and Exchange Commission, and Seller shall cooperate with Buyer’s independent accountant and internal accounting personnel to develop pro forma information pursuant to said requirements.

7.	Closing Covenants.

a.	Buyer Covenants.

At Closing, the Buyer shall be required to take the following actions:

(i)	deliver the Purchase Price;

(ii)	cause Acacia Chattanooga to execute and deliver Lease to the Landlord;

(iii)	execute and deliver the Lease Guaranty to the Landlord;

(iv)	execute and deliver the Credit Line Documents;

(v)	execute and deliver the Non-Competition Agreement;

(vi)	accept the Bill of Sale;

(vii)	accept the assignment of the Seller's interest in the Trade Name to the extent not accomplished by the Bill of Sale; and

(viii)	accept the assignment of the Seller's interest in the License, to the extent assignable and to the extent not accomplished by the Bill of Sale.

b.	Seller Covenants.

At Closing, the Seller or its Affiliates shall be required to take the following actions:

(i)	accept the delivery of the Purchase Price;

(ii)	the Seller and the Landlord shall terminate the Ground Lease;

(iii)	the Landlord shall execute and deliver the Lease;

(iv)	execute and deliver the Credit Line Documents;

(v)	execute and deliver the Bill of Sale;

(vi)	execute and deliver the Non-Competition Agreement;

(vii)
execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the Trade Name, to the extent not accomplished by the execution and delivery of the Bill of Sale; and

(viii)
execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the License, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale.

8.	Conditions to Obligation to Close.

a.	Conditions to Obligation of the Buyer.

The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 3 shall be true and correct in all material respects at and as of the Closing;

(ii)	the Seller's covenants set forth in Section 7(b) shall have been performed; and

(iii)
no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (C) materially and adversely affect the right of the Buyer to own the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

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b.	Conditions to Obligation of the Seller.

The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties set forth in Section 4 shall be true and correct in all material respects at and as of the Closing;

(ii)	the Buyer's covenants set forth in Section 7(a) shall have been performed;

(iii)	the Buyer shall not have breached the Management Agreement; and

(iv)
no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would:  (A) prevent consummation of any of the transactions contemplated by this Agreement; or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Seller may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

9.	Remedies for Breaches of this Agreement.

a.	Survival of Representations and Warranties.

All of the representations and warranties of the Parties contained in this Agreement, and the rights to indemnity for any breach thereof, shall survive the Closing and continue in full force and effect for a period of six (6) months following Closing.

b.	Indemnification Provisions for Benefit of the Buyer.

The Seller shall indemnify and defend the Buyer and its officers, directors, shareholders, employees, agents and Affiliates (collectively, the "Buyer Indemnified Parties") against, and hold the Buyer Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from: (i) any breach of any representation or warranty of the Seller in this Agreement; (ii) any breach of any covenant or obligation of the Seller in this Agreement; and (iii) any third party claims asserted against the Buyer Indemnified Parties arising out of the ownership of the Assets or the operation of the Business by the Seller prior to the Effective Date.  Any claim for indemnification against the Seller shall be brought within six (6) months following the Closing.

c.	Indemnification Provisions for Benefit of the Seller.

The Buyer shall indemnify and defend the Seller and its officers, managers, members, employees, agents and Affiliates (collectively, the "Seller Indemnified Parties") against, and hold the Seller Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from: (i) any breach of any representation or warranty made by the Buyer in this Agreement; (ii) any breach of any covenant or obligation of the Buyer in this Agreement; and (iii) any third party claims asserted against the Seller Indemnified Parties arising out of the ownership of the Assets or the operation of the Business by the Buyer following the Closing.

d.	Claims; Assumption of Defense.

As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party), the Indemnified Party shall promptly give written notice to the Indemnifying Party of such claim, which notice shall specify in reasonable detail the facts relating to the claim.  The Indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, including selecting counsel for the matter; provided, however, that counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  Counsel selected by the Indemnifying Party shall have the lead role in any subsequent litigation.  Whether or not the Indemnifying Party chooses to assume the defense of any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

e.	Other Indemnification Provisions.

The foregoing indemnification provisions are the exclusive remedy for a breach of any representation, warranty, or covenant contained in this Agreement or otherwise relating to the transactions contemplated by this Agreement.

10.	Termination.

a.	Termination of Agreement.

Certain of the Parties may terminate this Agreement as provided below:

(i)	the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)
the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing:  (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 26, 2009, by reason of the failure of any condition precedent under Section 8(a) (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, or covenants contained in this Agreement);

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(iii)
the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing:  (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 26, 2009, by reason of the failure of any condition precedent under Section 8(b) (unless the failure results primarily from the Seller breaching any of its representations, warranties, or covenants contained in this Agreement);

(iv)	the Seller may terminate this Agreement if the Buyer has breached the Management Agreement;

(v)
the Seller may terminate this Agreement if the Buyer or any Affiliate shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its creditors or any one of them, (D) be dissolved or liquidated, (E) become insolvent (as such term may be defined or interpreted under any applicable statute), (F) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (G) take any action for the purpose of effecting any of the foregoing; and

(vi)
the Seller may terminate this Agreement upon the commencement of any proceedings for the appointment of a receiver, trustee, liquidator or custodian of Buyer and/or an Affiliate of Buyer of all or a substantial part of the property of the foregoing, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Buyer and/or an Affiliate or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

b.	Effect of Termination.

If any Party terminates this Agreement pursuant to Section 10(a), all rights and obligations of the Parties shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.	Miscellaneous.

a.	Entire Agreement.

This Agreement, together with the attached exhibits and the Disclosure Schedule, constitute the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the Parties.  This Agreement may be amended or modified only by a writing executed by the Parties.

b.	Assignment.

This Agreement and any of its rights, interests, and obligations hereunder may not be assigned or transferred in whole or in part by any Party.  Any purported assignment without the express written consent of the other Party is void.

c.	Applicable Law; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, and performance.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of Ohio in Franklin County, and the United States District Court for the Southern District of Ohio, Eastern Division, and waive any contention that any such court is an improper venue for enforcement of this Agreement.

d.	Waiver.

Any waiver under this Agreement must be in writing.  Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the non-waiving Party.  Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

e.	Captions.

The subject headings of the various sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

f.	Counterparts.

This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

g.	Further Acts.

Consistent with the terms and conditions hereof, each Party shall execute and deliver all instruments, certificates, and other documents and shall perform all other acts which any other Party may reasonably request in order to carry out this Agreement and the transactions contemplated hereby.

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h.	Third Party Beneficiaries.

Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the Parties, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.  Notwithstanding the foregoing, the Parties acknowledge and agree that the Landlord is a third-party beneficiary of this Agreement.

i.	Severability.

The Parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

j.	Confidentiality.

Except as otherwise required by law including, without exception, Federal Securities laws, the Parties agree to keep the existence and content of this Agreement and the transactions contemplated herein confidential.

k.	Notices.

Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address or facsimile number set forth below by any of the following means:  (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) Fed Ex or like overnight courier service, or (iv) facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.  Notice made in accordance with this Section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery.  The Parties agree that electronic mail shall not constitute a permitted form of notice under this Section.

(i)	If to the Buyer, addressed to:

Acacia Automotive, Inc.
2806 SE 29th Street
Ocala, Florida 34471
Attention: Steven L. Sample, CEO
Fax: (352) 502-4783

With a copy to:

Robert A. Forrester, Esquire
1215 Executive Drive West, Suite 102
Richardson, TX 75081
Fax: (972) 480-8406

(ii)	If to the Seller, addressed to:

Chattanooga Auto Auction Limited Liability Company
c/o Columbus Fair Auto Auction
4700 Groveport Road
Obetz, Ohio 43207
Attention: Keith Whann
Fax: (614) 497-4534

With a copy to:

Schottenstein, Zox & Dunn Co., LPA
250 West Street
Columbus, Ohio 43215
Attention: Jay R. Dingledy
Fax: (614) 222-3429

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement on the date first above written.

BUYER: Acacia Automotive, Inc., a Texas corporation By: /s/ Steven L. Sample Its: CEO	SELLER: Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company By: /s/ Keith Whann Its: Vice President

By executing below, the Landlord acknowledges and agrees to execute and deliver the Lease and to terminate the Ground Lease in accordance with this Agreement.

LANDLORD:

Auction Venture Limited Liability Company,
   an Ohio limited liability company

By: /s/ Keith Whann

Its: Vice President

Signature Page to
Asset Purchase Agreement

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EXHIBIT A
DEFINITIONS

"Acacia Chattanooga" has the meaning set forth in Section 2(a) of the Agreement.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Security Interests, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with the first Person, or, with regard to a Person who is an individual, a member of such Person's family, whether by blood or marriage.  As used in this definition, the term "control" means (a) with respect to any corporation or other entity having voting shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote more than 50% of shares or the equivalent having the power to vote in the election of such directors, managers, or Persons performing similar functions, and (b) with respect to any other entity, the ability to direct its business and affairs.

"Agreement" has the meaning set forth in the preface to the Agreement.

"Assets" has the meaning set forth in Section 2(a)(i) of the Agreement.

"Bill of Sale" has the meaning set forth in Section 2(c) of the Agreement.

"Business" has the meaning set forth in the background information of the Agreement.

"Buyer" has the meaning set forth in the preface of the Agreement.

"Buyer Indemnified Parties" has the meaning set forth in Section 9(b) of the Agreement.

"Closing" has the meaning set forth in Section 2(e) of the Agreement.

"Credit Line" has the meaning set forth in Section 5(f) of the Agreement.

"Credit Line Documents" has the meaning set forth in Section 5(f) of the Agreement.

"Data" has the meaning set forth in Section 2(a)(iii) of the Agreement.

"Disclosure Schedule" has the meaning set forth in Section 3 of the Agreement.

"Due Diligence Process" has the meaning set forth in Section 5(b) of the Agreement.

"Effective Date" has the meaning set forth in the preface of the Agreement.

"Ground Lease" has the meaning set forth in Section 5(d) of the Agreement.

"Indemnified Party" means the Person entitled to, or claiming a right to, indemnification under Section 9(d) of the Agreement.

"Indemnifying Party" means the Person claimed by the Indemnified Person to be obligated to provide indemnification under Section 9(d) of the Agreement.

"Landlord" has the meaning set forth in Section 5(d) of the Agreement.

"Lease" has the meaning set forth in Section 5(e) of the Agreement.

"Lease Guaranty" has the meaning set forth in Section 5(e) of the Agreement.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"LIBOR Rate" means the rate per annum equal to the London Interbank Offered Rate for one (1) month interbank interest settlements, based upon information which appears on page LIBOR01, captioned British Bankers Assoc.  Interest Settlement Rates, of Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying such rates; or, if such service ceases to be available, such other reasonably comparable money rate service as the Buyer may select).

"License" has the meaning set forth in Section 2(a)(iv) of the Agreement.

"Management Agreement" has the meaning set forth in Section 5(h) of the Agreement.

"Non-Competition Agreement" has the meaning set forth in Section 5(g) of the Agreement.

A-1

"Party" and "Parties" have the meanings set forth in the preface of the Agreement.

"Person" means an individual, a proprietorship, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business enterprise or any governmental entity (or any department, agency or political subdivision thereof).

"Property" has the meaning set forth in the background information of the Agreement.

"Purchase Price" has the meaning set forth in Section 2(d) of the Agreement.

"Security Interests" means any mortgage, pledge, lien, encumbrance, charge, hypothecation, claim, restriction on use, or other security interest of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

"Seller" has the meaning set forth in the preface of the Agreement.

"Seller Indemnified Parties" has the meaning set forth in Section 9(c) of the Agreement.

"Trade Name" has the meaning set forth in Section 2(a)(ii) of the Agreement.

A-2

EXHIBIT B

BILL OF SALE AND ASSIGNMENT OF INTANGIBLE ASSETS

Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company (the "Seller"), does hereby sell, transfer, assign and convey unto Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation and wholly-owned subsidiary of Acacia Automotive, Inc., a Texas corporation (the "Buyer"), the Assets, Seller's interest in the Trade Name and, to the extent assignable, the License, each as defined in a certain Asset Purchase Agreement entered into by and between the Buyer and the Seller dated August 31, 2009 (the "Agreement"), in consideration of payment by the Buyer of the Purchase Price (as defined in the Agreement), the receipt and sufficiency of which the Seller does hereby acknowledge.

The terms of the Agreement, including, but not limited to, the Seller's representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference.

The Seller hereby covenants that the Seller will do such further acts and execute and deliver all such transfers, assignments, conveyances, powers of attorney, and assurances requested by the Buyer, from time to time, for better conveying and confirming unto the Buyer the entire right, title and interest of the Seller in the Assets, the License and Seller's interest in the Trade Name hereby sold, transferred, assigned and conveyed to the Buyer.

It is understood that the Seller, contemporaneously with the execution and delivery of this Bill of Sale and Assignment of Intangible Assets, may be further executing other instruments of transfer, the purpose of which is to supplement, facilitate, or otherwise implement the transfers intended hereby.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale and Assignment of Intangible Assets effective the _____ day of ________, 2009.

SELLER:

CHATTANOOGA AUTO AUCTION LIMITED LIABILITY COMPANY,
  an Ohio limited liability company

By: ___________________________

Its:  ___________________________

B-1

EXHIBIT C

LEASE

[see attached]

C-1

LEASE

LANDLORD:	Auction Venture Limited Liability Company,
an Ohio limited liability company

TENANT:	Acacia Chattanooga Vehicle Auction, Inc.,
a Tennessee corporation

LEASED PREMISES:	Approximately 56 acres and all improvements located thereon at 2120 Stein Drive, Hamilton County, Chattanooga, Tennessee

LEASE

Exhibit A - Legal Description
Exhibit B - Site Plan

i

LEASE

THIS LEASE ("Lease") is made this 26th day of December, 2009, by and between Auction Venture Limited Liability Company, an Ohio limited liability company (hereinafter sometimes referred to as "Landlord"), with offices at c/o Alexis Ann Jacobs, 4700 Groveport Road, Obetz, Ohio 43207 and Acacia Chattanooga Vehicle Auction, Inc., with offices at 2120 Stein Drive, Chattanooga, Tennessee (hereinafter sometimes referred to as "Tenant") a Tennessee corporation and wholly-owned subsidiary of Acacia Automotive, Inc., a Texas corporation, with offices at 2806 SE 29th Street, Ocala, Florida 34471, who hereby mutually covenant and agree as follows:

I.	GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS

1.01	Grant.

Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real property comprising approximately 56 acres, more or less, located in the City of Chattanooga, County of Hamilton and State of Tennessee (the "Real Property"), as legally described on Exhibit "A", attached hereto and made a part hereof.  The Real Property, together with all buildings and improvements thereon including but not limited to the test track, all paving, asphalt, concrete, gravel or other ground cover, fencing and the following improvements: (i) administration/office building, (ii) auction arena, (iii) mechanical shop and (iv) vehicle registration pavilion (collectively the "Leased Premises"), which are commonly known as 2120 Stein Drive, Chattanooga, Tennessee.  The Leased Premises are depicted on the site plan attached hereto as Exhibit "B" and made a part hereof (the "Site Plan").  This lease is entered into in connection with a transaction in which the Tenant has acquired from Chattanooga Auto Auction Limited Liability Company certain assets.

1.02	Term.

The term of this Lease shall commence on December 26, 2009 (hereinafter sometimes referred to as "Commencement Date") and shall end on December 31, 2019, unless earlier terminated or extended as herein set forth.

1.03	Option to Purchase.

So long as Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall have the one time option, exercisable by Tenant anytime prior to December 31, 2012, to purchase the Leased Premises ("Purchase Option") by sending written notice thereof to Landlord.  The purchase price shall be equal to the greater of: (i) Five Million Dollars ($5,000,000.00), or (ii) the appraised value of the Leased Premises as an auto auction facility as established by a current commercial appraisal reasonably suitable to both parties at the time Tenant exercises such Purchase Option.  If Tenant fails to exercise the Purchase Option within the option period described above, then Tenant's Purchaser Option shall terminate unless Landlord, its sole discretion, grants Tenant an extension to the Purchase Option.  In the event Tenant exercises such Purchase Option, the parties shall use commercially reasonable efforts to close the purchase and sale of the Leased Premises within ninety (90) days after Tenant exercises its Purchase Option.  From the date Tenant exercises the Purchase Option until the date of closing, the parties shall operate according to the terms and conditions set forth herein.  In the event Tenant timely exercises the Purchase Option and is not in default thereunder, but the transaction does not close within the ninety (90) day period referenced above, this Lease, shall continue under the terms and conditions set forth herein until the expiration of the term.  Immediately upon the closing of the sale of the Real Property to Tenant, this Lease shall terminate and both parties shall be released from any and all liabilities thereafter accruing.

1.04	Basic Lease Provisions.

These basic lease provisions are intended for convenience only, and any conflict between these provisions and the body of the Lease shall be resolved in favor of the body of the Lease.

(a)
Purpose (See Article III):  The Leased Premises shall be used as an automotive, truck, and equipment related auction services but not limited to reconditioning, marshalling inspections, and for all ancillary uses directly in connection therewith, and for no other purpose whatsoever without the prior written consent of Landlord.

(b)	Annual Rent (See Section 4.01):

		Monthly
Period:	Annual Rental Rate:	Installments:

December 26, 2009 – December 31, 2009	--	$ 1
January 1, 2010 - December 31, 2010	$252,000	$21,000
January 1, 2011 - December 31, 2012	$300,000	$25,000
January 1, 2013 - December 31, 2014	$360,000	$30,000
January 1, 2015 - December 31, 2016	$420,000	$35,000
January 1, 2017 - December 31, 2018	$480,000	$40,000
January 1, 2019 - December 31, 2019	$540,000	$45,000

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(c)	Tenant's Address (for notices) (See Section 21.07):

Steven L. Sample, CEO
Acacia Chattanooga Vehicle Auction, Inc.
2120 Stein Drive
Chattanooga, TN  37421

With a copy to:

Robert A. Forrester, Esquire
1215 Executive Dr W # 102
Richardson, TX 75081

(d)	Landlord's Address (for notices) (See Section 21.07):

Auction Venture Limited Liability Company
c/o Alexis Ann Jacobs
4700 Groveport Road
Obetz, Ohio 43207

with a copy to:

Jay R. Dingledy
Schottenstein, Zox & Dunn Co., LPA
250 West Street
Columbus, Ohio 43215

(e)	Security Deposit (See Article XX): $60,000.

II.	POSSESSION

Tenant acknowledges that it is in full and complete possession of the Leased Premises.

III.	PURPOSE

The Leased Premises shall be used and occupied only for the Purpose set forth in Section 1.04(a) hereof, except that no such use shall (a) violate any certificate of occupancy or law, ordinance or other governmental regulation in effect from time to time affecting the Leased Premises or the use thereof, including all recorded instruments of record, (b) cause injury to the improvements, (c) cause the value or usefulness of the Real Estate or Leased Premises to diminish, (d) constitute a public or private nuisance or waste, (e) authorize Tenant to use, treat, store or dispose of hazardous or toxic materials on the Real Estate except when done so in compliance with all Environmental Laws and in the ordinary course of reconditioning and similar services currently performed on the premises, or (f) render the insurance on the Leased Premises void or the insurance risk more hazardous, provided, however, that if Tenant's use of the Leased Premises does make the insurance risk more hazardous then, without prejudice to any other remedy of Landlord for such breach, Tenant shall pay to Landlord, on demand, the amount by which Landlord's insurance premiums are increased as a result of such use, which payment shall be in addition to the payment by Tenant for premiums as provided in Section 6.3 hereof.  Tenant shall not use or occupy the Leased Premises contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto. Tenant shall not be obligated to continuously operate from the Leased Premises provided that Tenant performs any and all of its obligations set forth hereunder including but not limited to Tenant's payment of rent and its maintenance of the Leased Premises as required hereunder.

IV.	RENT

4.01	Annual Rent.

Beginning with the Commencement Date and on each first day of the month thereafter, Tenant shall pay, without demand, annual rent as set forth in Section 1.04(b) hereof payable monthly in advance in installments as set forth in Section 1.04(b).  Monthly installments of annual rent shall be paid to Landlord at the Landlord's Address.  Landlord shall have the right to change the Landlord's Address by giving written notice thereof to Tenant.  All monthly installments of annual rent shall be made without notice or demand and without any deduction, set off, discount or abatement whatsoever, in lawful money of the United States.

4.02	Late Fees.

Each and every installment of rent and each and every payment of other charges hereunder which shall not be paid within five (5) days after Tenant's receipt of notice that the same is due shall be subject to an automatic five percent (5%) late fee.  Additionally, all sums not paid within thirty (30) days of the due date thereof shall bear interest at a rate per annum equal to four percent (4%) in excess of the announced prime rate of interest of JPMorgan Chase Bank, N.A., in effect on the due date of such installment(s), from the date when the same is payable under the terms of this Lease until the same shall be paid; provided that payment of such late fees and interest shall not excuse default in the payment of rent or other sums due hereunder.  All such amounts shall be due and payable without notice or demand.

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4.03	Additional Rent.

Tenant shall also pay to Landlord as additional rent all Impositions (defined in Section 5.01), and all other amounts required to be paid by Tenant to Landlord hereunder.  The amounts payable pursuant to the preceding sentence shall be paid to Landlord at the place specified for the payment of monthly installments of annual rent, unless Landlord notifies Tenant in writing of a different address therefor.  For purposes hereof "annual rent" and "additional rent" shall be collectively referred to as "rent" throughout the terms and conditions of this Lease.

V.	IMPOSITIONS

5.01	Payment by Tenant.

Tenant shall pay to Landlord as additional rent for the Leased Premises all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the term of the Lease upon the Real Estate, the Leased Premises or any part thereof or upon any improvements at any time situated thereon, including, without limitation, any assessment (collectively the "Impositions"), provided, however, that such Impositions shall be prorated between Landlord and Tenant as of the end date of the Lease term for the last year of the Lease term (on the basis of Landlord's reasonable estimate thereof).  Impositions shall also include fees and costs incurred by Landlord during the Lease term for the purpose of contesting or protesting tax assessments or rates.  Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, in which event Tenant shall be obligated to pay only those installments applicable to the term of this Lease and any extensions thereof.  All such Impositions shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefor or, at Landlord's election, in monthly installments in amounts estimated by Landlord.  Landlord may adjust the amount of the monthly installments at any time and from time to time by notice to Tenant.  Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Impositions incurred during such accounting year.  To the extent such costs are greater than the sums paid by Tenant for such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill.  Any shortfall shall be credited against future installments of rent.  Tenant's estimated monthly Impositions may be adjusted by written notice from Landlord.  All of such Impositions described in this Section 5 that relate to periods prior to the Commencement Date shall be prorated and such prorated portions shall be allocated to the Landlord.

5.02	Alternative Taxes.

If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition, or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Leased Premises, or the Real Estate, or the rent, additional rent or other income therefrom and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term "Impositions" for the purpose hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay such Impositions as so defined.  There shall be excluded from Impositions all federal income taxes, state and local net income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

5.03	Other Taxes.

Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the Leased Premises during the term of this Lease.

VI.	RISK ALLOCATION AND INSURANCE

6.01	Allocation of Risks.

The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks.  It is the intent of the parties that, to the extent any event is required by the terms hereof to be covered by insurance, any loss, cost, damage or expense, including, without limitation, the expense of defense against claims or suits, be covered by insurance, without regard to the fault of Tenant, its officers, employees or agents ("Tenant Protected Parties"), and without regard to the fault of Landlord, its members, officers, directors, employees and agents ("Landlord Protected Parties").  As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

a.
Tenant shall bear the risk of bodily injury, personal injury or death, or damage to property, or to third persons, occasioned by events occurring within, on or about the Leased Premises and the Real Estate, regardless of the party at fault, if any.  Said risks shall be insured as provided in Section 6.02(a).

b.
Tenant shall bear the risk of damage to contents, trade fixtures, machinery, equipment, furniture, furnishings and property of Tenant and Tenant's Protected Parties in the Leased Premises arising out of loss by all events.

c.	Tenant shall bear the risk of damage to the buildings and improvements on the Real Estate arising out of loss by events required to be insured against pursuant to Section 6.02(b).

3

6.02	Tenant's Insurance.

Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a)
The Landlord Protected Parties as "named additional insureds", and Landlord's mortgagee, if any, of which Tenant is given written notice, and Tenant Protected Parties, from all claims, demands or actions made by or on behalf of any person or persons, firm, corporation or entity and arising from, related to or connected with the Leased Premises, Tenant's use thereof or operations therein, or for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in the following amounts:  (i) not less than One Million Dollars ($1,000,000) General Liability; (ii) not less than One Million Dollars ($1,000,000) Auto; (iii) not less than One Million Dollars ($1,000,000) Other than Auto; and (iv) not less than Two Million Dollars ($2,000,000) Other than Auto Liability Aggregate.  Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis, and such liability policies shall include products and completed operations liability insurance.  Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord Protected Parties and Tenant Protected Parties from judgments which might result from such claims, demands or actions.  If Tenant is unable, despite reasonable efforts in good faith, to cause its liability insurer to insure the Landlord Protected Parties as "named additional insureds", Tenant shall nevertheless cause the Landlord Protected Parties to be insured as "additional insureds" and in such event, Tenant will protect, indemnify and save harmless the Landlord Protected Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorney's fees and expenses) imposed upon or incurred by or asserted against the Landlord Protected Parties, or any of them, by reason of any bodily injury to or personal injury to or death of any person or more than one person or for damage to property, occurring on or about the Leased Premises, caused by any party including, without limitation, any Landlord Protected Party, to the extent of the amount of the insurance required to be carried under this Section 6.02(a) or such greater amount of insurance as is actually carried.  Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity set forth above and in Article XIII below.

(b)
All buildings and improvements against loss or damage by fire, lightning, wind storm, hail storm, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage).  The insurance coverage shall be for an agreed amount between Landlord and the insurance carrier, with sufficient limits to replace the Leased Premises of similar utility purpose.  Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord.  Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Parties.

(c)
All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings and leasehold improvements in the Leased Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage).  Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party.

(d)	Tenant Protected Parties from all workers’ compensation claims, including employers’ liability with minimum limits of Five Hundred Thousand Dollars ($500,000.00) per occurrence.

(e)	Landlord and Tenant against breakage of all plate glass utilized in the improvements on the Leased Premises.

(f)
Tenant agrees to maintain, at its own expense, for the benefit of itself, Tenant's Protected Parties and Landlord's Protected Parties, excess and/or umbrella liability insurance of such types and with limits not less than Five Million Dollars ($5,000,000.00) as may be approved by Landlord, insuring against liability for damage or loss to property, and against liability for person injury or death, arising from acts or omissions of Tenant, its agents, employees or invitees.  Said excess and/or umbrella policies shall include all liability policies in Section 6.02(a) and employer's liability in Section 6.02(d) as underlying policies.

(g)
Automobile liability naming Landlord as additional insured with minimum of One Million Dollars ($1,000,000) limits for property damage, death or bodily injury.  This policy shall be for the benefit of Tenant and Landlord for any claims, demands or actions made by or on behalf of any person or persons, firm, corporation, or entity arising from the control, operation or use of any vehicle by Tenant or Tenant's agents, contractors, employees, etc. on or about the Leased Premises.  The automobile policy shall be listed as an underlying policy on the umbrella policy referred to in Section 6.02(f).

6.03	Landlord's Insurance.

Landlord may procure and maintain policies of insurance insuring:

(a)
Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Leased Premises are untenantable due to fire or other casualty (for the period reasonably determined by Landlord).

(b)	Flood or earthquake insurance whenever, in the reasonable judgment of Landlord, such protection is necessary and it is available at commercially reasonable cost.

6.04	Form of Insurance.

All of the aforesaid insurance shall be in responsible companies licensed to do business in the State of Tennessee.  The cost of deductible and retained losses shall be part of the additional rent charges hereunder.  As to Tenant's insurance, the insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Landlord and any mortgagee of Landlord, and shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord.  Originals of Tenant's insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage.  Landlord shall have the right, from time to time, to increase the occurrence limits and/or policy limits of Landlord and/or Tenant hereunder, as Landlord may reasonably determine.  The insurance which Tenant is required to carry hereunder may be covered through the use of a blanket insurance policy with other locations of Tenant's business operations provided that the use of such blanket insurance policy does not diminish the protections afforded to Landlord or any mortgagee of the Leased Premises.

4

6.05	Insurance Premiums.

Tenant shall pay to Landlord, as additional rent for the Leased Premises, the premiums for any and all property, business income and liability insurance (with all endorsements) paid annually by Landlord with respect to the Leased Premises.  Such premiums shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefor, or at Landlord's election, in monthly installments in amounts estimated by Landlord.  Landlord may adjust the amount of the monthly installments at any time and from time to time by notice to Tenant.  Tenant's insurance costs shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time).  Landlord shall furnish to Tenant a statement showing in reasonable detail the actual insurance costs incurred during such accounting year.  To the extent such costs are greater than the sums paid by Tenant for such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill.  Any shortfall shall be credited against future installments of rent.  Tenant's estimated monthly insurance costs may be adjusted by written notice from Landlord.

6.06	Waiver of Subrogation.

Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered by insurance coverage required to be maintained by the terms of this Lease on the Leased Premises or the Real Estate in connection with activities conducted thereon or therewith, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.  All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions in accordance with the foregoing so long as the same are available.

6.07	Disclaimer of Liability.

Tenant hereby disclaims, and releases Landlord and Landlord's Protected Parties from any and all liability, whether in contract or tort (including strict liability and negligence), for any loss, damage, or injury of any nature whatsoever sustained by Tenant and Tenant's Protected Parties, during the term of this Lease, including but not limited to loss, damage or injury to the property of Tenant that may be located or stored in the building.  The parties hereby agree that under no circumstances shall Landlord be liable for indirect, consequential, special, or exemplary damages, whether in contract or tort (including strict liability and negligence), such as, but not limited to, loss of revenue or anticipated profits or other damage related to the leasing of the Leased Premises under this Lease.

VII.	DAMAGE OR DESTRUCTION

In the event the Leased Premises are damaged by fire, explosion or other casualty, Tenant shall commence the repair, restoration or rebuilding thereof within sixty (60) days after such damage and shall complete such restoration, repair or rebuilding within one hundred fifty (150) days after the commencement thereof.  If the casualty or the repair, restoration or rebuilding caused thereby shall render the Leased Premises untenantable, in whole or in part, rent shall not be abated during the period of untenantability and Tenant shall continue to pay all rent due hereunder; provided, however, that Tenant shall not be required to pay rent hereunder to the extent that Landlord receives insurance on the Leased Premises in accordance with Section 6.03(a) above.

VIII.	CONDEMNATION

8.01	Taking of Whole.

If the whole of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Leased Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, then in either of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Real Estate or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award.  Tenant shall continue to pay rent and other charges hereunder until the Lease term is terminated and any Impositions and premiums prepaid by Tenant, or which accrue prior to the termination, shall be adjusted between the parties.

8.02	Partial Taking.

If only a part of the Leased Premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 8.01 hereof, Tenant shall repair and restore the Leased Premises and all improvements thereon, to the extent reasonably practicable.  If any portion of the building shall be so taken or condemned in a material or substantial way, Tenant may terminate this Lease by giving written notice thereof to Landlord within sixty (60) days after such taking.  In any such event, the Award shall be paid to and be the sole property of Landlord.

8.03	Temporary Taking.

If the whole or a part of the Leased Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, but only on a temporary basis, then in such event this Lease shall continue in full force and effect, without any abatement of rent whatsoever, but the Award paid on account of such temporary taking shall be paid to Tenant in full satisfaction of all claims of Tenant on account thereof.

IX.	MAINTENANCE AND ALTERATIONS

9.01	Tenant's Maintenance.

(a)
Tenant shall keep, maintain, repair and replace, as necessary, the entire Leased Premises, including all buildings, paved areas and improvements, in good condition and repair, and in a clean and attractive condition.  As used herein, each and every obligation of Tenant to keep, maintain and repair shall include, without limitation, all ordinary and extraordinary structural and non-structural repairs and replacements.  Tenant shall keep the Leased Premises from falling out of repair or deteriorating and shall keep the same safe, secure and clean and in full compliance with all health and safety regulations in force.  Tenant shall promptly remove any debris left by Tenant, its employees, agents, contractors or invitees in the parking area or other exterior areas of the Real Estate or otherwise at the Leased Premises.

(b)
Without limiting Tenant's obligations under Section 9.01(a) hereof, Tenant shall, at all times during the term of this Lease, have and keep in force a maintenance contract in form and with a contractor satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment serving the buildings, and providing for necessary repairs thereto.  Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days' prior written notice to Landlord.

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9.02	Alterations.

(a)
Tenant shall make all additions, improvements and alterations on the Leased Premises, and on and to the appurtenances and equipment thereof, required by any governmental authority or which may be made necessary by the act or neglect of Tenant, its employees, agents or contractors, or any persons, firm or corporation claiming by, through or under Tenant.  Except as provided in the immediately preceding sentence, Tenant shall not create any openings in the roof or exterior walls, or make any other exterior or structural alterations to the Leased Premises (hereinafter "Alterations") without Landlord's prior written consent, which consent Landlord may, in its discretion, withhold.  Notwithstanding the foregoing, any alterations or improvements by Tenant which alter the location of partition walls, fire walls, ceilings or other fire protection shall require the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

(b)
As to any Alterations which Tenant is required hereunder to perform or to which Landlord consents, and as to all additions, improvements and alterations required by any governmental authority or which may be made necessary by the act or neglect of Tenant, and as to any repairs costing in excess of Ten Thousand Dollars ($10,000), and as to any replacements of the foregoing, or as to work performed pursuant to Section 9.02(a) and/or Section 18.04 hereof, such work shall be performed with new materials, in a workmanlike manner, strictly in accordance with plans and specifications therefor first approved in writing by Landlord and in accordance with all applicable laws and ordinances.  Tenant shall, prior to the commencement of such work, deliver to Landlord copies of all required permits, and builders risk (or installation floater) insurance coverage to the extent of the cost of the Alterations.  Tenant shall permit Landlord to monitor construction operations in connection with such work, and to restrict, as may reasonably be required, the passage of manpower and materials, and the conducting of construction activity in order to avoid unreasonable disruption, hazard or damage to the Real Estate or the Leased Premises.  Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as built" working drawings.  In the event Tenant performs any work not in compliance with the provisions of this Section 9.02(b), Tenant shall, upon written notice from Landlord, immediately remove such work and restore the Leased Premises to their condition immediately prior to the performance thereof.  If Tenant fails so to remove such work and restore the Leased Premises as aforesaid, Landlord may, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, enter the Leased Premises and perform said obligation of Tenant and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord.  Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Leased Premises nor render Landlord liable in any manner to Tenant.

(c)
In no event shall Tenant be entitled to use any roof on any building on the Real Estate without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion.  In the event Tenant obtains Landlord's consent to utilize the roof of any building on the Real Estate, Tenant shall only use a roofing contractor for all purposes for which Landlord has consented.

(d)
All improvements and Alterations made to the Leased Premises by Tenant shall, immediately upon attachment to the Leased Premises or installation thereof, be deemed the property of Landlord and Tenant shall have no further right or claim to the title thereof.

X.	ASSIGNMENT AND SUBLETTING

10.01	Consent Required.

(a)
Tenant shall not, without Landlord's prior written consent, (i) assign, convey or mortgage this Lease or any interest therein; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) sublet the Leased Premises or any part thereof; (iv) amend any sublease previously consented to by the Landlord; or (v) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant.  If Tenant proposes to assign the Lease or enter into any sublease of the Leased Premises, Tenant shall deliver written notice thereof to Landlord, together with the proposed terms of such assignment or sublease agreement at least thirty (30) days prior to the effective date thereof.  Any proposed assignment or sublease shall be expressly subject to the terms, conditions and covenants of this Lease.  Any proposed assignment shall contain a written assumption by assignee of all of Tenant's obligations under this Lease.

(b)
Landlord's consent to any assignment or subletting shall be granted or withheld, in Landlord's sole discretion; in making its determination as to whether to consent to any proposed assignment or sublease, Landlord may consider, among other things, the creditworthiness and business reputation of the proposed assignee or subtenant, the compatibility of the proposed use of the Leased Premises with the general character of the Real Estate, and any other factors which Landlord may reasonably deem relevant. Tenant's remedy, in the event that Landlord shall unreasonably withhold its consent to an assignment or subletting, shall be limited to injunctive relief or declaratory judgment and in no event shall Landlord be liable for damages resulting therefrom.  No consent by Landlord to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting or to any sub-subletting.

(c)
In the event that Tenant proposes to assign the Lease or enter into a sublease of all or substantially all of the Leased Premises, Landlord shall have the right, in lieu of consenting thereto, to terminate this Lease.  Landlord may exercise said right by giving Tenant written notice thereof within thirty (30) days after receipt by Landlord of Tenant's notice, given in compliance with Section 10.1(a) hereof, of the proposed assignment or sublease.  In the event that Landlord exercises such right, Tenant shall surrender the Leased Premises on the date set forth in Landlord's notice to Tenant as the termination date, in which event Tenant shall vacate and surrender the Leased Premises as required herein, and this Lease shall thereupon terminate.  Landlord may, in the event of such termination, enter into a lease with any proposed assignee or subtenant for the Leased Premises.

(d)
No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

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10.02	Other Transfer of Lease.

Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest therein.

XI.	LIENS AND ENCUMBRANCES

11.01	Encumbering Title.

Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises or the Real Estate, nor shall the interest or estate of Landlord in the Leased Premises or the Real Estate be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant.  Any claim to, or lien upon, the Leased Premises or the Real Estate arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises and the Real Estate.

11.02	Liens and Right to Contest.

Tenant shall not permit the Leased Premises or the Real Estate to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises or the Real Estate by reason of nonpayment thereof; provided further, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.  Tenant hereby agrees to indemnify and hold Landlord harmless for any liability, cost, damage and expense occasioned by any mechanic's lien filed against the Leased Premises or the Real Estate on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with the Leased Premises or the Real Estate.

XII.	UTILITIES

Tenant shall be responsible for all costs and expenses associated with all utility services to the Leased Premises.  Landlord shall not be liable for the quality or quantity of or interference involving any such utilities.  During the term hereof, whether the Leased Premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat all buildings on the Leased Premises so as to avert any damage to such buildings on account of cold weather.

XIII.	INDEMNITY

Subject to the waivers set forth in Section 6.06, Tenant will protect, indemnify and save harmless Landlord and Landlord Protected Parties (as defined in Section 6.01) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (i) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; and (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof.  In case any action, suit or proceeding is brought against Landlord by reason of any occurrence described in this Article XIII, Tenant will, at Tenant's expense, by counsel approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended.  The obligations of the parties under this Article XIII shall survive the expiration or earlier termination of this Lease.

XIV.	RIGHTS RESERVED TO LANDLORD

Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and Agent reserves the following rights to be exercised at Landlord's election:

(a)	To change the street address of the Leased Premises or the name of the project which includes the Leased Premises;

(b)	To inspect the Leased Premises and to make repairs, additions or alterations to the Leased Premises or the buildings thereon;

(c)
To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term to persons wishing to rent the Leased Premises;

(d)
During the last year of the Lease term, to place and maintain the usual "For Rent" sign in or on the Leased Premises or the Real Estate, and at any time during the Lease term to place and maintain "For Sale" signs on the Real Estate; and

(e)
If Tenant shall theretofore have vacated the Leased Premises (but not earlier than during the last ninety (90) days of the Lease term), to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy.

Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, during normal business hours unless an emergency exists, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.

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XV.	QUIET ENJOYMENT

So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

XVI.	SUBORDINATION OR SUPERIORITY

(a)
This Lease is subject and subordinate to the lien of any deed of trust, mortgage or mortgages now placed upon Landlord's interest in the Real Estate and the Leased Premises.  In the event the holder thereof so desires, Tenant shall execute any document necessary to subordinate the lien of such deed of trust, mortgage or mortgages to this Lease and this Lease shall thereafter be superior to such lien, until such time as the Landlord shall request Tenant to subordinate the Lease thereto.

(b)
Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages hereafter placed upon Landlord's interest in the Leased Premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale.  Tenant shall execute any commercially reasonable instrument presented to Tenant for the purpose of effecting such subordination so long as the subordination.  If Tenant, within thirty (30) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in-fact for Tenant.  It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor its leasehold estate diminished in any material respect by any default under such mortgage.

(c)
Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the Leased Premises upon notice of such mortgagee's name and address from Landlord.  Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

XVII.	SURRENDER

17.01	Surrender.

Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord, in good condition and repair, reasonable wear and tear and loss by fire or other casualty excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required herein, or because of Tenant's particular use of the Leased Premises (even if permitted pursuant to Section 1.04(a) hereof), or because of Tenant's failure to have in force a maintenance contract as required by Section 9.01(b) hereof, shall not be deemed "reasonable wear and tear."  Tenant shall deliver to Landlord all keys to all doors therein.  As used herein, the term "improvements" shall include, without limitation, all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all Alterations (as said term is defined in Section 9.02 hereof) whether or not permitted under said Section 9.02.  All alterations, including the Alterations, improvements and additions, temporary or permanent, made in or upon the Leased Premises by Tenant, or made by Landlord on Tenant's behalf, shall become Landlord's property immediately upon installation thereof and shall remain upon the Leased Premises on any such termination without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any alterations and to restore the Leased Premises to their condition prior to the making of any such alterations, repairing any damage occasioned by such removal and restoration.  Said right shall be exercised by Landlord giving written notice thereof to Tenant on or before ten (10) days after any such termination.  If Landlord requires removal of any alterations and Tenant does not make such removal in accordance with this Section at the time of such termination, or within thirty (30) days after such request, whichever is later, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same.  Tenant shall pay the costs of such removal, repair, delivery and warehousing to Landlord on demand.

17.02	Removal of Tenant's Property.

Upon the termination of this Lease by lapse of time, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any damage to the Leased Premises which may result from such removal, and shall restore the Leased Premises to the same condition as prior to the installation thereof.  If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the expiration or earlier termination of the Lease Term, Landlord, may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a bill of sale, without further payment or credit by Landlord to Tenant.

17.03	Holding Over.

Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Tenant's right to possession pursuant to Section 19.02 hereof.  In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises, and for damages.  For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession.  The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.  If the holding over occurs at the expiration of the Lease term, or by reason of a termination by mutual agreement of the parties, Landlord may, as an alternative remedy, elect that such holding over shall constitute a renewal of this Lease for one (1) year at a rental equal to two hundred percent (200%) of the rate of rent payable hereunder immediately prior to the expiration of the Lease, and upon all of the other covenants and agreements contained in this Lease.

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XVIII.	ENVIRONMENTAL CONDITIONS

18.01	"Environmental Condition" Defined.

As used in this Lease, the phrase "Environmental Condition" shall mean: (a) any adverse condition relating to surface water, ground water, drinking water supply, land, surface or subsurface strata or the ambient air, and includes, without limitation, air, land and water pollutants, noise, vibration, light and odors, or (b) any condition which may result in a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ("RCRA"), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act ("TOSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, permit or plan under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the Leased Premises are located, or any political subdivision thereof, relating to such matters (collectively "Environmental Laws").

18.02	Compliance by Tenant.

Tenant shall, at all times during the Lease term, comply with all Environmental Laws applicable to the Leased Premises and shall not, in the use and occupancy of the Leased Premises, cause or contribute to, or permit or suffer any other party to cause or contribute to any Environmental Condition on or about the Leased Premises.  Tenant shall not, however, be responsible for environmental conditions existing prior to Tenant's possession of the Leased Premises except for Tenant's acts or omissions that worsen, in any way, said conditions.  Without limiting the generality of the foregoing, Tenant shall not, without the prior written consent of Landlord, receive, keep, maintain or use on or about Leased Premises any substance as to which a filing with a local emergency planning committee, the State Emergency Response Commission or the fire department having jurisdiction over the Leased Premises is required pursuant to §311 and/or §312 of the Comprehensive Environmental Response, Compensation or Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA") (which latter Act includes the Emergency Planning and Community Right-To-Know Act of 1986); in the event Tenant makes a filing pursuant to SARA or maintains substances as to which a filing would be required, Tenant shall simultaneously deliver copies thereof to Agent, or notify Agent in writing of the presence of those substances.

18.03	Environmental Indemnity.

Tenant shall protect, indemnify and save harmless Landlord, and all of its members, directors, officers, employees and agents from and against all liabilities, obligations, claims damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Tenant, Tenant's occupancy of the Leased Premises or is contributed to by Tenant.  In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any occurrence described in this Section 18.03, Tenant will, at Tenant's expense, by counsel approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended.  The obligations of Tenant under this Section 18.03 shall survive the expiration or earlier termination of this Lease, and Tenant shall, notwithstanding a termination of this Lease, continue to pay rent for the Leased Premises in the same amount paid during the last year of the term hereof until such time as all remediation work required to cure such matter has been completed.

18.04	Testing and Remedial Work.

Landlord may conduct tests and routine audits on or about the Leased Premises for the purpose of determining the presence of any Environmental Condition.  If such tests and/or audits indicate the presence of an Environmental Condition on or about the Leased Premises which occurs due to the acts or omissions of Tenant, the occupancy of the Leased Premises by Tenant or is contributed to by Tenant, Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of conducting such tests.  Without limiting Tenant's liability under Section 18.03 hereof, in the event of any such Environmental Condition, Tenant shall promptly and at its sole cost and expense, take any and all steps necessary to remedy the same, complying with all provisions of applicable law and with Section 9.02(b) hereof. If Tenant fails to promptly remedy same, then Tenant shall deposit with Landlord an amount sufficient to cause the remediation of same, based upon Landlord's reasonable estimate of the cost thereof, and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after Landlord bills Tenant therefor, or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

XIX.	REMEDIES

19.01	Defaults.

Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

(a)
Tenant shall be adjudged an involuntary bankrupt, or a decree or rider approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(b)
Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant to or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

(c)	Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(d)	The Leased Premises are levied upon by any revenue officer or similar officer; or

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(e)
A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

(f)
Tenant shall fail to pay any payment of rent or any other payment required to be made by Tenant hereunder within five (5) days from the date such payment is due (all of which other payments shall be deemed "additional rent" payable hereunder); or

(g)
Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

(h)
Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant, or if such default cannot be cured within such thirty (30) day period, Tenant fails to commence and diligently pursue the cure of same within a reasonable period of time; or

(i)
Tenant shall be late in the payment of rent or other charges required to be paid hereunder more than two (2) times in any twelve (12) calendar month period or shall repeatedly default in the keeping, observing or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided any required notice of such payment or other defaults shall have been given to Tenant, but whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given).

(j)	Tenant shall have defaulted under its obligations to Alexis A. Jacobs with respect to those certain documents of even date herewith evidencing a line of credit to Tenant.

19.02	Remedies.

Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.  Upon termination of the Lease, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord the full and free right, without demand or notice of any kind to Tenant except as hereinabove expressly provided for, to enter into and upon the Leased Premises in such event with or without process of law and to repossess the Leased Premises by force, self-help or otherwise without process of law as Landlord's former estate and to expel or remove Tenant and any other who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damages resulting therefrom and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law.  Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (a) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants to be performed by Tenant.  If Landlord elects to terminate Tenant's right to possession only without terminating the Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease.  Landlord may relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises).  For the purpose of such reletting, Landlord may make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient.  If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term.  If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord shall have no obligation to use reasonable efforts to mitigate its damages arising out of Tenant's default.  If Tenant shall default under Section 19.01(i) and if such default cannot with due diligence be cured within said period of thirty (30) days after notice in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate such default, and vigorously pursues such cure to completion thereafter, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder for any other default not timely cured.

19.03	Remedies Cumulative.

No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

19.04	No Waiver.

No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power to be construed to be a waiver of any such default or any acquiescence therein.  No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.  The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary to Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

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XX.	SECURITY DEPOSIT

20.01 Treatment of Security Deposit.

To secure the faithful performance by Tenant of all the terms, covenants and conditions in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed, including, but without limiting the generality of the foregoing, such terms, covenants and conditions in this Lease which become applicable upon the expiration or termination of the same or upon termination of Tenant's right to possession pursuant to Section 19.02 of the Lease, Tenant or its Parent shall deposit with the Landlord, pursuant to Section 20.02, the Security Deposit described in Section 1.04(e) on the understanding:  (a) that the Security Deposit or any portion thereof not previously applied, or from time to time such other portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) that should the Leased Premises be conveyed by Landlord, the Security Deposit or any portion thereof not previously applied may be turned over to Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return, and Tenant agrees to look to such grantee for such application or return; (c) that Landlord or its successor shall not be obligated to hold said Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) that if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the part or portion thereof not previously applied shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to Landlord at the expiration of said term or any extension or renewal thereof as provided herein; (e) in the event that Landlord terminates the Lease or Tenant's right to possession pursuant to the terms and/or provisions of this Lease, Landlord may apply the Security Deposit against all damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; and (f) in the event any bankruptcy, insolvency, reorganization or other credit-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord towards Landlord's damages on account of such default.

20.02 Accumulation of Security Deposit.

Tenant hereby acknowledges and agrees that it is responsible for the payment of the Security Deposit in the amount of Sixty Thousand Dollars ($60,000) to the Landlord.  Tenant's parent, Acacia Automotive, Inc. ("Parent"), and Chattanooga Auto Auction Limited Liability Company ("CAA") are parties to that certain Management Agreement dated August 31, 2009 (the "Management Agreement").  Under the Management Agreement, the Parent is entitled to receive a Fee (as defined in the Management Agreement) and has agreed that CAA may contribute the first Sixty Thousands Dollars ($60,000) of the Fee to Landlord on behalf of Tenant as payment of the Security Deposit under this Lease.  If the amount contributed on behalf of Tenant from the Fee is less than Sixty Thousand Dollars ($60,000), then the Tenant shall pay the difference to the Landlord by contributing fifty percent (50%) of its Monthly EBITDA (as defined below) to the Landlord each month until the full amount of the Security Deposit has been received by the Landlord.  Commencing with March 2010, the payments of fifty percent (50%) of Tenant's Monthly EBITDA shall be made within fifteen (15) days following the end of each calendar month during the term of this Lease until the Security Deposit has been paid in full.  For purposes of this Lease, "Monthly EBITDA" means earnings from operations of the Tenant before interest, income taxes, depreciation and amortization (as depreciation and amortization are deducted in determining earnings from operations), without regard to nonrecurring or out of the ordinary gains and losses for the relevant fiscal month, as determined according to generally accepted accounting principles consistently applied.

XXI.	MISCELLANEOUS

21.01	Tenant's Statements.

Tenant shall furnish to Landlord, within ten (10) days after written request therefor from Landlord, a copy of the then most recent audited and certified financial statement of Tenant.  In addition to the foregoing, Tenant shall furnish to Landlord, within ten (10) days after written request therefor from Landlord, a copy of the then most recent unaudited interim financial statement of Tenant for an accounting period of less than one year.  It is mutually agreed that Landlord may deliver a copy of such statements to any mortgagee or prospective mortgagee of Landlord, or any prospective purchaser of the Real Estate, but otherwise Landlord shall treat such statements and information contained therein as confidential.

21.02	Estoppel Certificates.

Landlord and Tenant shall, at any time and from time to time upon not less than ten (10) days' prior written request from the other, execute, acknowledge and deliver to the requesting party, in form reasonably satisfactory to the requesting party, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the other party is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, whether Tenant has any rights of setoff or self-help under this Lease, and such other accurate certifications as may reasonably be required by the requesting party or its mortgagee, agreeing to give copies to any mortgagee of all notices required under this Lease and agreeing to afford the requesting party's mortgagee a reasonable opportunity to cure any default.  It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or Real Estate and their respective successors and assigns.

21.03	Landlord's Right to Cure.

Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at a rate per annum equal to four percent (4%) in excess of the announced base rate of interest of JPMorgan Chase Bank N.A. in effect on the date of such advance, from the date of the advance to the date of repayment by Tenant to Landlord.

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21.04	Amendments Must Be in Writing.

This document contains the entire agreement between the parties hereto with respect to the subject matter hereof.  None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by both parties hereto.

21.05	Notices.

Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at the addresses set forth in Section 1.04(e), or at such address as Landlord may notify Tenant in writing, and deposited in the United States mail by certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery.  Notice to Tenant shall be sent in like manner to the address designated in Section 1.04(d).  All notices shall be effective upon receipt, refusal of receipt or when the same is returned as undeliverable.  Either party may change the place for service of notice by notice to the other party.

21.06	Short Form Lease.

This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description and the term of the Lease.

21.07	Time of Essence.

Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

21.08	Relationship of Parties.

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

21.09	Captions.

The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in  any way the scope or intent of the provisions hereof.

21.10	Severability.

If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

21.11	Law Applicable.

This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

21.12	Covenants Binding on Successors.

All of the covenants, agreements, conditions, and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party.  Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

21.13	Brokerage.

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Broker(s), whose commission Landlord covenants and agrees to pay in the amount agreed to by Landlord.  Tenant covenants to pay, hold harmless, indemnify and defend Landlord from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent other than Broker(s) with respect to this Lease or the negotiation thereof.

21.14	Landlord Means Owner.

The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Real Estate, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

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21.15	Lender's Requirements.

If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Premises, the term, the purpose or the rent or other changes hereunder, or in any other regard as will substantially or materially affect the rights of Tenant under this Lease), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements.  Tenant shall, within ten (10) days after the effective date of Landlord's notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute.  Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice.  If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant's written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

21.16	Signs.

Tenant may install Tenant specific signage inside the existing sign frames or install completely new signage at the Leased Premises provided all such signage is installed in accordance with all applicable laws, rules, regulations and codes.

21.17	Force Majeure.

Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agents, employees and invitees, or any other cause beyond the reasonable control of Landlord.

21.18	Landlord's Expenses.

Tenant agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Tenant under this Lease, in curing any default by Tenant as provided in Section 19.02 hereof or in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant wherein Landlord is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord's agreement, approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder.

21.19	Execution of Lease.

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and by Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein.

21.20	Tenant's Authorization.

If Tenant is a corporation, partnership, association or any other entity, Tenant shall furnish to Landlord, within ten (10) days after written request therefor from Landlord, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and performance by Tenant of its obligations hereunder, and evidencing that the person who physically executed the Lease on behalf of Tenant was duly authorized to do so.

21.21	Exculpatory Clause.

It is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, its members, officers, directors, shareholders or partners, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord, and that all personal liability of Landlord of every sort, if any, is hereby expressly waived by Tenant, to the extent permitted by law, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Leased Premises for the payment thereof.

If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Leased Premises, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Leased Premises (whichever is applicable) and not out of any other assets of Landlord, or any of its members, officers, directors, shareholders or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate.

21.22	Refuse Removal.

Tenant agrees to remove all refuse from the Premises in a timely, clean and sanitary manner.  Tenant shall provide refuse collection containers, in the exact location of which shall be subject to Landlord's prior approval.  To accommodate Tenant's refuse, Tenant shall contract with a licensed/insured refuse collection contractor to timely remove refuse therefrom.  Tenant shall routinely clean up around the container.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:

Auction Venture Limited Liability Company,
   an Ohio limited liability company

By:           ___________________________________
Print Name: _______________________________
Its:           ___________________________________

TENANT:

Acacia Chattanooga Vehicle Auction, Inc.
   a Tennessee corporation

By:           ___________________________________
Steven L. Sample
Its:           Chief Executive Officer

 STATE OF OHIO                                              :
: ss.
COUNTY OF ____________                                                      :

The foregoing instrument was acknowledged before me this _______ day of ______________, 2009, by _____________________________, ______________ of Auction Venture Limited Liability Company, an Ohio limited liability company, for and on behalf of said limited liability company.

_____________________________
Notary Public

STATE OF OHIO                                               :
: ss.
COUNTY OF _____________                                                      :

The foregoing instrument was acknowledged before me this _______ day of _______________, 2009, by Steven L. Sample, the Chief Executive Officer of Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation, for and on behalf of said corporation.

_____________________________
Notary Public

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EXHIBIT D

LEASE GUARANTY

[see attached]

D-1

GUARANTY OF LEASE

FOR VALUE RECEIVED, and in consideration of, and as an inducement for the execution and delivery of that certain lease (the "Lease") for the premises commonly known as 2120 Stein Drive, Hamilton County, Chattanooga, Tennessee (the "Leased Premises") by and between Auction Venture Limited Liability Company, an Ohio limited liability company ("Landlord") and Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation ("Tenant"), the undersigned, Acacia Automotive, Inc., a Texas corporation ("Guarantor"), hereby guarantees to Landlord, the full and prompt payment of rent, and any and all other sums and charges payable by Tenant, under said Lease, and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, all of such obligations of payment and performance being hereinafter collectively called the "Obligations"; and Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant in the payment or the performance and observance of any of the Obligations, Guarantor will forthwith pay such Obligation to Landlord, and any arrears thereof, and will forthwith faithfully perform and fulfill all Obligations and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant, under the Lease, including without limitation, all reasonable attorneys' fees, disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

This Guaranty is an absolute and unconditional guaranty of payment and of performance.  It shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant's obligations under the Lease or otherwise (including, but not by way of limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter in effect).

This Guaranty shall be a continuing guaranty and the liability of Guarantor hereunder shall not be affected, modified or diminished by reason of any assignment, amendment or modification, renewal or extension of the Lease, or any holdover by Tenant or by reason of any modification, amendment or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, or a changed or different use of the Leased Premises consented to in writing by Landlord, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, whether or not notice thereof is given to Guarantor.  The liability of Guarantor shall continue during any holdover, whether or not consented to by Landlord, and during any extension or renewal of the term and/or the Lease, whether or not notice thereof is given to Guarantor.

Guarantor further agrees that if at any time all or any part of any payment theretofore applied by Landlord to any of the Obligations is or must be rescinded or returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Tenant), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned be deemed to have continued in existence, notwithstanding such application by Landlord, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Landlord had not been made.  Guarantor shall indemnify and defend Landlord and hold Landlord harmless from and against any and all loss, damage, cost, or expense (including, without limitation, reasonable attorney's fees) arising out of any claim for rescission or return of all or any part of any payment theretofore applied by Landlord to any of the Obligations.

Any amounts received by Landlord from whatsoever source on account of the Obligations may be applied by it toward the payment of such of the Obligations, and in such order of application, as Landlord may from time to time elect.  Notwithstanding any payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor shall not be subrogated to any rights of Landlord.  Guarantor hereby waives all rights of subrogation, indemnity, contribution, exoneration, reimbursement or other claim which Guarantor now has, may hereafter have or claim against Tenant or any other person liable in any way with respect to the Obligations.

Landlord's consent to any assignment or assignments, and successive assignments by Tenant of the Lease made either with or without notice to Guarantor shall in no manner whatsoever release Guarantor from any liability as Guarantor.

All of Landlord's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

All references herein to "Tenant" shall be deemed to mean "Tenant and its successors and assigns," but Tenant shall not hereby be permitted to assign the Lease except as expressly provided in the Lease.

This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

This Guaranty is and shall be deemed to be a contract entered into under and pursuant to the laws of the State of Ohio and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State.  Guarantor consents to jurisdiction and venue in the state and federal courts located in Franklin County, Ohio in any action to enforce rights under this Guaranty.

[signatures appear on the following page]

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Executed this _____ day of December, 2009.

Signed in the presence of:                                                                  GUARANTOR:

ACACIA AUTOMOTIVE, INC.,
   a Texas corporation

______________________________
(Sign)
______________________________                                          By:
(Print Name)
Its:

Address:  2806 SE 29th Street,
  Ocala, Florida 34471

Signature Page to
Guaranty of Lease

2

EXHIBIT E

CREDIT LINE DOCUMENTS

[see attached]

E-1

REVOLVING LOAN AGREEMENT

THIS REVOLVING LOAN AGREEMENT (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time the “Agreement”) is made and entered into as of December 26, 2009 by and between Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”), and Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation, whose address is 2120 Stein Drive, Chattanooga, Tennessee 37421 (the “Borrower”).

ARTICLE I

Amount and Terms of Revolving Loans

Section 1.1                       Revolving Loans; Maturity Date; Borrowing Procedures; Repayment.

(a)           Subject to the terms and conditions of this Agreement, the Lender agrees to make revolving credit loans (each a “Loan” and collectively, the “Loans”) to the Borrower in the aggregate amount not to exceed $1,500,000 at any time.  The proceeds of the Loans may be advanced, repaid and readvanced, in partial amounts, during the term of this Agreement and prior to the Maturity Date.

(b)           If not sooner paid, all principal and interest of the Loan shall be due and payable on December 28, 2012 (the “Maturity Date”).

(c)           To request a Loan hereunder, the Borrower shall give written notice to the Lender at least two Business Days prior to the requested date (which shall be a Business Day) of the advance of the Loan and, subject to the terms of this Agreement, the Lender shall make the advance of the Loan on such requested date.  As used herein, “Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Columbus, Ohio and New York City for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

(d)           In addition to the payment of all principal and interest of the Loans on the Maturity Date, the Borrower also shall make mandatory repayment of Loans within one Business Day after settlement (collection and payment) for vehicles sold at auction for which payment to the owners of the vehicles was funded with proceeds of Loans hereunder permitted by Section 1.3 hereof.

Section 1.2                      Note.  The Loan to the Borrower pursuant hereto shall be evidenced by the Revolving Loan Note of the Borrower of even date herewith (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Note”), payable to the order of the Lender and evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made by the Lender, together with interest thereon.  The Borrower agrees that all advances made by the Lender, and payments made by the Borrower, will be evidenced by entries made by the Lender into its electronic data processing system and/or internal memoranda maintained by the Lender.  The Borrower further agrees that the sum or sums shown on the most recent printout from the Lender’s electronic data processing system and/or such memoranda shall be rebuttably presumptive evidence of the amount of the principal sum and of the amount of any accrued interest under the Note;  provided, however, the failure of the Lender to make any such entry(s) shall not affect the obligation of the Borrower to repay outstanding principal, interest or any other amount due under the Note in accordance with the terms thereof.

                Section 1.3                      Use of Proceeds.  Proceeds of the Loans shall be used by the Borrower only for Borrower’s use in operating an auto auction at the facility of Borrower located at 2120 Stein Drive, Chattanooga, Tennessee 37421-7219, as a credit line attached to Borrower’s Auction CAR Trading Account such as is common and necessary to maintain daily compensating balances during the settlement (collection and payment) of vehicles sold at auction.

ARTICLE II

Conditions Precedent

Section 2.1                       Conditions Precedent to the Loans.

(a)           The obligation of the Lender to make the initial Loan to the Borrower is subject to the following conditions precedent:

(i)           Documents.  The Lender shall have received on or before the Loan is made each of the following, in form and substance satisfactory to the Lender and its counsel:

(1)           Note.  The Note, duly executed by the Borrower.

(2)           Security Agreement.  The Security Agreement (the “Security Agreement”), duly executed by the Borrower, which shall pledge and grant to the Lender a first priority security interest in the property of the Borrower, as more fully described therein (the “Collateral”).

(3)           Guaranty Agreements.  The Guaranty agreements, one agreement duly executed by Steven I. Sample, and the other agreement duly executed by Acacia Automotive, Inc., a Texas corporation (the “Corporate Guarantor”) (the guarantors thereunder being referred to collectively as the “Guarantors” and each, a “Guarantor”).

(4)           Evidence of all Organizational Documents and Action by the Borrower and Corporate Guarantor.  Certified copy of (i) the articles of incorporation of  the Borrower and the Corporate Guarantor as filed in its respective state of incorporation and by-laws of the Borrower and the Corporate Guarantor, (ii) certificate of good standing for the Borrower and the Corporate Guarantor from its respective state of incorporation, and (iii) all action taken by the Borrower and the Corporate Guarantor authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement, the Guaranty agreement and each other document delivered by the Borrower and the Corporate Guarantor pursuant to this Agreement (all such documents and the Guaranty agreements and all other documents delivered by the Guarantors being referred to herein collectively as the “Loan Documents”).

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(5)           Incumbency and Signature Certificate of the Borrower and the Corporate Guarantor.  A certificate of an appropriate officer of the Borrower and the Corporate Guarantor certifying the names and true signatures of the officers of the Borrower and the Corporate Guarantor authorized to sign the Loan Documents to which each is a party and each other document to be delivered by the Borrower and the Corporate Guarantor under this Agreement.

(6)           Opinion of Counsel for the Borrower and Guarantors.  An opinion of counsel for the Borrower and the Guarantors, to cover such matters and be in form and substance satisfactory to the Lender.

(7)           Insurance.  Certificates of casualty insurance with respect to the Collateral and liability insurance maintained by the Borrower in amounts and in form and substance as required by the Loan Documents.

(8)           Additional Documentation.  Such other approvals, opinions, documents or information as the Lender may reasonably request.

(b)           The obligation of the Lender to make any Loan (including the initial Loan) to the Borrower on any date is also subject to the following conditions:

(i)           Representations and Warranties.  Each of the representations and warranties made by the Borrower in or pursuant to this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(ii)           No Default.  No Event of Default (as hereinafter defined) shall have occurred and be continuing on such date.

(iii)           No Litigation.  No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against the Borrower or questioning the enforceability of the Borrower’s authority to enter into this Agreement or any other Loan Document.

(iv)           Legal Matters.  All legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel.

Each request with respect to each Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 2.1(a) and (b) have been satisfied.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lender that:

Section 3.1                      Formation and Full Force and Effect.  The Borrower is a corporation duly incorporated and validly existing under the law of, and in good standing with, the State of Tennessee; it is duly qualified to transact business in, and is in good standing with, all other jurisdictions where such qualification is required; and it has the power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged.

Section 3.2                      Power and Authority; No Conflicting Law or Agreements.  The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action and do not and will not (a) contravene the Borrower’s governing documents; (b) violate or constitute a default under any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; and (d) result in or require the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, except as created by the Loan Documents.

Section 3.3                      Legally Enforceable Agreements.  This Agreement and each of the other Loan Documents to which it is a party are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

Section 3.4                      Litigation.  There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency or arbitrator which may in any one case, or in the aggregate, materially and adversely affect the financial condition, operations, properties or business of the Borrower or the ability of the Borrower to perform their respective obligations under the Loan Documents.

Section 3.5                      Operation of Business.  The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

Section 3.6                      Compliance With Laws.  The Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its property.

ARTICLE IV

Covenants

So long as the Note shall remain unpaid, the Borrower shall:

Section 4.1                      Maintenance of Existence.  Preserve and maintain its  existence as a corporation organized under the laws of the State of Tennessee, and qualify and remain qualified to transact business in the State of Tennessee and all other jurisdictions in which such qualification is required.

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Section 4.2                      Maintenance of Insurance.  Maintain casualty and liability insurance with financially sound insurance companies or associations in such amounts and covering such risks as is consistent with sound business practice.

Section 4.3                      Negative Pledge.  Not create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, including without limitation, any conditional sale or other title retention agreement, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing of any kind (including the charge on property purchased under conditional sales or other title retention agreements) upon or with respect to the Collateral, nor sell the Collateral or any interest therein except in the ordinary course of business or as permitted by the other Loan Documents.

Section 4.4                      Financial Statements and Other Information.  Furnish to the Lender:

(a)           As soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower’s fiscal year, a copy of the unaudited balance sheet of the Borrower as at the end of such fiscal quarter and the related unaudited statements of income and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an appropriate officer of the Borrower.

(b)           As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower as at the end of such fiscal year and the related unaudited statements of income and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an appropriate officer of the Borrower.

(c)           Concurrently with the delivery of each financial statement referred to in subsections (a) and (b) above, a certificate of an appropriate officer of the Borrower (in such form as shall be reasonably acceptable to the Lender) stated to have been made after due examination by such officer (i) stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto and (ii) stating that the representations and warranties expressed in Loan Documents are true, correct and complete in all material respects on and as of the date of such certificate and, if any such representation or warranty is not so true, correct and complete, setting forth the details thereof.

(d)           Promptly, on reasonable notice to the Borrower, such additional financial and other information regarding the Borrower as the Lender may from time to time reasonably request

Section 4.5                      Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its indebtedness, including without limitation all amounts due under the Note and hereunder and under the other Loan Documents, and other material obligations of whatever nature.

Section 4.6                      Inspection of Property; Books and Records; Discussions.  Keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities, subject in the case of interim statements to year-end audit adjustments, and permit representatives of the Lender to visit and inspect its properties and examine and make abstracts from any of the books and records of the Borrower at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower.

Section 4.7                      Performance Under Loan Documents.  Perform all obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between the Borrower and the Lender.

Section 4.8                      Environmental Matters.  Keep or cause all real property which it owns or occupies (“Real Property”) to be free of Hazardous Materials (as hereinafter defined), except to the extent that such Hazardous Materials are stored and/or used in compliance all applicable Environmental Laws (as hereinafter defined); and, without limiting the foregoing, the Borrower shall not cause or permit the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws, nor shall the Borrower knowingly cause or permit, as a result of any intentional or negligent act or omission on the part of the Borrower, or any tenant, subtenant or occupant, a release of Hazardous Materials onto the Real Property; and shall (x) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove any Hazardous Materials on, under, from or affecting the Real Property in accordance with all applicable Environmental Laws, to the satisfaction of the Lender and in accordance with the orders and directives of all governmental authorities and (y) defend, indemnify and hold harmless the Lender, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatsoever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to (A) the presence, disposal, release or threatened release of any Hazardous Materials on, over and under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon; and (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to such Hazardous Materials including, without limitation, attorneys’ and consultants’ fees, investigation and laboratory fees, court costs and litigation expenses.

As used herein, “Hazardous Substances” shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.  §6901, et seq.,  the Water Quality Act of 1987, 33 U.S.C. §1251, et seq., and the Clean Air Act, 42 U.S.C. §7401, et seq., and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (herein the “Environmental Laws”).

The provisions of this Section 4.8 shall be in addition to any and all other obligations and liabilities the Borrower may have to the Lender at common law and shall survive (i) the repayment of all sums due under the Note and all other Loan Documents and (ii) the satisfaction of all other obligations of each Borrower hereunder and under the Loan Documents.

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Section 4.9                      Governing Documents.  Not modify, supplement, restate, replace or otherwise amend the articles of incorporation, the by-laws or any other governing document of the Borrower without the prior written consent of the Lender, which consent will not be unreasonably withheld.

Section 4.10                      Taxes.  Timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles.

Section 4.11                      Compliance with Laws.  Comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

Section 4.12                      Maintenance of Properties.  Do all things necessary to maintain, preserve, protect and keep its property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

Section 4.13                      Merger.  Not merge or consolidate with or into any other corporation or other entity.

Section 4.14                      Dividends and Distributions; Redemption; Issuance of Securities and Debt.  Not (a) declare or pay any dividends or make any distributions on its capital stock (including any dividends payable in its own capital stock); (b) redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, (c) issue any additional stock or other equity interests; or (d) issue any debt instruments except in connection with the Loans.

Section 4.15                      Indebtedness.  Not create, incur or suffer to exist any Indebtedness except for the Loans.  As used herein, “Indebtedness” means, at any time (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by the Borrower, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) capitalized lease obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles would be shown as a liability on the balance sheet of the Borrower at such time.

Section 4.16                      Financial Covenants.

(a)           Net Worth.  At all times maintain Net Worth of not less than $_______________.  As used herein, “Net Worth” means at any time the stockholders’ equity of the Borrower as of such time.

(b)           Debt Service Coverage.  Maintain a Debt Service Coverage Ratio of not less than ______ to1:00, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters.  As used herein: “Debt Service Coverage Ratio” means the ratio of (i) EBITDA plus lease and rent expense to (ii) CMLTD plus interest expense plus lease and rent expense; “EBITDA” means earnings before interest expense, taxes, depreciation and amortization; “CMLTD” means current maturities of long term debt and capital leases, all calculated for the Borrower.

ARTICLE V

Events of Default

Section 5.1                      Events of Default.                                The occurrence of an “Event of Default” under the Note shall constitute an Event of Default under this Agreement.

Section 5.2                      Remedies.  Upon the occurrence of an Event of Default, the Lender may, at its option, terminate or suspend the obligations of the Lender to make Loans hereunder and immediately exercise any right, power or remedy permitted to the Lender by law or agreement, including the Loan Documents, and shall have, in particular, without limiting the generality of the foregoing, without notice or demand, the right to accelerate the maturity of the obligations evidenced by the Note and all other Loan Documents.  In the event the Lender shall institute any action for the enforcement or collection of the obligations evidenced by the Note and all other Loan Documents, the Borrower shall pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.  The Borrower shall be liable for any deficiency after the disposition of the Collateral securing the Loan.

ARTICLE VI

Miscellaneous

Section 6.1                      Amendments, etc.  No amendment, modification, termination or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Lender, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.2                      No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 6.3                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any of the Loan Documents without the prior written consent of the Lender.

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Section 6.4                      Costs and Expenses; Indemnification.  The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents.  The Borrower further agrees to indemnify the Lender against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which it may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lender.   The obligations of the Borrower under this section shall survive the termination of this Agreement.

Section 6.5                      Entire Agreement; Term of Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower and the Lender and supersede all prior agreements and understandings among the Borrower and the Lender relating to the subject matter thereof. This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties made herein therein and in the certificates delivered pursuant hereto shall continue in full force and effect until payment in full of the Note and termination of the commitment of the Lender to make Loans to the Borrower.

Section 6.6                      Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.

Section 6.7                      WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 6.8                      Severability of Provisions.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.9                      Headings.  Article and section headings in the Loan Documents are included in the Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 6.10                      Interpretation.  This Agreement and all other Loan Documents are deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity shall not be interpreted against any party, but shall be interpreted according to the rules for the interpretation of an arm’s length agreement.

Section 6.11                      Notices.  Notices from one party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient’s address as set forth herein (or other address of which any party shall give notice to the other party) by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class mail, postage prepaid; or (d) overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand, on the third Business Day after mailing if mailed by first class, registered or certified mail or on the next Business Day after mailing or deposit with an overnight courier service if delivered by overnight courier.

Section 6.12                      Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

Section 6.13                      Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to make Loans to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 6.14                      Nonliability of Lender.  The relationship between the Borrower on the one hand and the Lender on the other hand shall be solely that of borrower and lender.  The Lender shall not have any fiduciary responsibilities to the Borrower.  The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that the Lender shall have no liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the Lender.  The Lender shall have no liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

Section 6.15                      Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower and the Lender.

Section 6.16                      Consent To Jurisdiction.  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Ohio state court sitting in Columbus, Ohio in any action or proceeding arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.  Any judicial proceeding by the Borrower against the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in a court in Columbus, Ohio.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER:                                                                                               BORROWER:

Acacia Chattanooga Vehicle Auction, Inc.,
___________________________                                                     a Tennessee corporation
Alexis Ann Jacobs, an individual
By:______________________

Title: ____________________

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REVOLVING LOAN NOTE

$1,500,000.00	Date: December 26, 2009

Promise to Pay:  For value received, the undersigned, Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), promises to pay to the order of Alexis Ann Jacobs, an individual (the “Lender”), at the Lender’s address located at 4700 Groveport Road, Obetz, Ohio 43207, or at such other address as the Lender may give notice of to the Borrower, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), or such lesser sum as is indicated on the Lender’s records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at a variable rate of interest equal to the “Note Rate” (as hereinafter defined) until maturity, whether by acceleration or otherwise, and at the rate of 6.0% per annum above the Note Rate on overdue principal from the date when due until paid.  As used herein, “Note Rate” means, on any day, the greater of (i) the sum of the one month London interbank offered rate (Libor) as published in the Wall Street Journal (or such other publication or reference reasonably selected by the Lender if no longer published in the Wall Street Journal) plus 500 basis points, or (ii) 6.0% percent per annum.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

The Borrower shall pay consecutive monthly installments of interest only commencing January 1, 2010, and continuing on the first day of each month thereafter until (and including) December 28, 2012 (the “Maturity Date”), at which time the entire principal amount outstanding hereunder, together with all accrued interest, shall be due and payable immediately.   In addition, the Borrower shall make mandatory repayment of principal as set forth in Section 1.1(d) of the Revolving Loan Agreement between the Lender and the Borrower, dated as of even date herewith (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”).

Revolving Note:  The Lender has authorized a revolving credit loan facility pursuant to the Loan Agreement to the Borrower in a principal amount not to exceed the face amount of this Note.  The credit facility is in the form of loans made from time to time by the Lender to the Borrower.  This Note evidences the Borrower’s obligation to repay those loans.  Subject to the terms and conditions of the Loan Agreement and this Note, the proceeds of the loans evidenced hereby may be advanced, repaid and readvanced, in partial amounts, during the term of this Note and prior to the Maturity Date.  The aggregate principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of the Lender.

Security:  To secure the payment of this Note and other present and future liabilities of the Borrower to the Lender, the Borrower has pledged and granted to Lender a security interest in certain assets of the Borrower pursuant to a Security Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Security Agreement”).  The Lender shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this Note in whole or partial payment of this Note or other present or future liabilities, without any requirement for mutual maturity.

Related Documents:  The terms of any other documents (including the Loan Agreement and the Security Agreement) executed as part of the loan evidenced by this Note are incorporated herein by reference, and all such documents are collectively referred to herein as the “Loan Documents”.

Additional Terms and Conditions

Events of Default:                                An “Event of Default” shall exist if any of the following occurs and is continuing:

1.           The Borrower or any guarantor of this Note (the “Guarantor”) fails to pay when due any amount payable under this Note or fails to observe or perform any other term of this Note;

2.           Any warranty, representation or other statement by or on behalf of the Borrower  or any Guarantor contained in this Note or any other Loan Document or in any instrument furnished in compliance with or in reference to the Note or any other Loan Document is false or misleading in any material respect;

3.           The breach by the Borrower or any Guarantor (other than a breach which constitutes a Event of Default under another section of this Note) of any of the terms or provisions of this Note, the Loan Agreement or any other Loan Document, or any guaranty of the loans evidenced by this Note becomes unenforceable in whole or in part;

4.           The Borrower or any Guarantor defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity;

5.           The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;

6.           The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any portion of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this subsection 6 or (vi) fail to contest in good faith any appointment or proceeding described in subsection 7 below;

7.           Without the application, approval or consent of the Borrower or any Guarantor a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any portion of its property, or a proceeding described in subsection 6(iv) above shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days;

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8.           Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor, in excess of $25,000.00;

9.           The Borrower or any Guarantor, without the Lender’s written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, or (d) agrees to do any of the foregoing;

10.           There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Lender in good faith determines to be materially adverse;

11.           The Lender in good faith deems itself insecure;

12.           Any Guarantor dies; or

13.           The breach by the Borrower of any of the terms or provisions of the Lease dated December 26, 2009 between the Borrower and Auction Venture Limited Liability Company, including the failure to pay any rent required thereunder.

Remedies:  If an Event of Default exists, the Lender shall have no obligation to make any additional loans to the Borrower and the Lender may immediately exercise any right, power or remedy permitted to the Lender by law or agreement, including the Loan Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on this Note to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.  Upon the occurrence of an Event of Default, the Lender is authorized to cause all or any part of any collateral securing this Note to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee.  The Borrower shall be liable for any deficiency remaining after disposition of any collateral securing this Note.  The Borrower shall be liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys’ fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

Waiver:  Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the collateral securing this Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note.  No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver.  No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy.  No waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

Miscellaneous:  This Note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Lender, its successors and assigns.  Any reference to the Lender shall include any holder of this Note.  This Note shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  Section headings are for convenience of reference only and shall not affect the interpretation of this Note.  This Note and all related loan documents embody the entire agreement between the Borrower and the Lender regarding the terms of the loans evidenced by this Note, and supersede all oral statements and prior writings relating to the subject matter hereof and thereof.

WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

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Confession of Judgment:  The Borrower irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Lender, to appear for the Borrower in any court of record in _____________, Franklin County, Ohio (which the Borrower acknowledges to be the place where this Note was made), or any other state or jurisdiction wherein the Borrower may then reside, to (i) waive the issuing and service of process, (ii) confess judgment against the Borrower in favor of the holder of this Note for the amount then due, together with costs of suit, (iii) release all errors, and (iv) waive all rights of appeal.  The Borrower consents to the jurisdiction and venue of that court.  The Borrower waives any conflict of interest that any attorney-at-law, including any attorney-at-law employed or retained by the Lender, may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

The Borrower has executed this Note in _________________, Franklin County, Ohio, as of the date and year first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acacia Chattanooga Vehicle Auction, Inc.,
  a Tennessee corporation

By:____________________________

Title: __________________________

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GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of December 26, 2009, by Acacia Automotive, Inc., a Texas corporation, whose address is 2806 SE 29th Street, Ocala, Florida 34471 (the “Guarantor”) in favor of Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”).

Background Information

A.           Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), and the Lender have entered into a certain Revolving Loan Agreement dated as of even date herewith (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of the Loans by the Lender to the Borrower.

B.           It is a condition precedent to the Lender extending the Loans to the Borrower pursuant to the Loan Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations, as defined below.

C.           In consideration of the Lender providing extensions of the Loans to the Borrower, and in order to induce the Lender to enter into, and extend the Loans to the Borrower pursuant to, the Loan Agreement, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Borrower under the Loan Agreement, the Note and the other Loan Documents.

Provisions

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section  l.                      Definitions and Selected Terms Used Herein.

(a)           As used herein:

“Guaranteed Obligations” is defined in Section 4 below.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or to any indemnified party arising under the Loan Documents.

(b)           Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.

Section 2.                      Representations and Warranties.  The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon the extension of each Loan under the Loan Agreement) that:

(a)           It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)           It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)           Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of the Guarantor pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

Section 3.                      Covenants.  The Guarantor covenants that, so long as the Loan Agreement remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will enable the Borrower to fully comply with those covenants and agreements set forth in the Loan Documents.

Section 4.                      The Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay to the Lender the amount not so paid at the place and in the manner specified in the Loan Agreement, the Note or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  The Guarantor waives (i) any right to require the Lender to sue the Borrower, any other guarantor, or any other person or entity obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations, and (ii) any defenses based on suretyship or impairment of collateral.  The Guarantor shall be jointly and severally liable with any other guarantor or guarantors of the Guaranteed Obligations.

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Section 5.                      Guaranty Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)
any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)	any modification or amendment of or supplement to the Loan Agreement, the Note or any other Loan Document;

(iii)
any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Loan Agreement, the Note, the Security Agreement, any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)
any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

(v)
the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Lender or any other person or entity, whether in connection herewith or any unrelated transactions;

(vi)
any invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations for any reason related to the Loan Agreement, the Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Note or any other amount payable by the Borrower under the Loan Agreement, the Note or any other Loan Document; or

(vii)
any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Lender or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

Section 6.                      Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The amount of this Guaranty is unlimited.  Each of the Guarantor’s obligations hereunder shall be continuous and remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement shall have terminated or expired.  It is anticipated that fluctuations may occur in the aggregate amount of the Guaranteed Obligations guaranteed pursuant to this Guaranty, and it is specifically acknowledged and agreed by the Guarantor that reductions in the amount of Guaranteed Obligations from time to time, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty.  If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrower or any other party under the Loan Agreement or any other Loan Document or any other Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 7.                      Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other person or entity.

Section 8.                      Subrogation.  The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement and any other Loan Documents is terminated.

Section 9.                      Application of Payments.  All payments received by the Lender hereunder shall be applied by the Lender to payment of the Guaranteed Obligations in such order as determined by the Lender in its discretion.

Section 10.                      Notices.  Notices from one party to another relating to this Guaranty shall be deemed effective if made in writing and delivered to the recipient’s address as set forth herein (or other address of which any party shall give notice to the other parties) by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class mail, postage prepaid; or (d) overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by overnight courier.

Section 11.                      No Waivers.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Loan Agreement, the Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.                      No Duty to Advise.  The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Lender does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

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Section 13.                      Successors and Assigns.  This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Loan Agreement, the Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and permitted assigns.

Section 14.                      Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lender.

Section 15.                      Costs of Enforcement.  The Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

Section 16.                      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Guaranty shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio state court sitting in Columbus, Ohio, and for purposes of all legal proceedings arising out of or relating to this Guaranty (including, without limitation, any of the other Loan Documents) or the transactions contemplated hereby.  The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Guarantor in the courts of any other jurisdiction.  Any judicial proceeding by the Guarantor against the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Guaranty or any other Loan Document shall be brought only in a court in Columbus, Ohio.

SECTION 17.                  WAIVER OF JURY TRIAL.  EACH OF THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.                      Taxes, etc.  All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith  (i) pay to the Lender such additional amount as results in the net amount received by the Lender equaling the full amount which would have been received by the Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

Section 19.                      Setoff.  Without limiting the rights of the Lender under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Lender to apply any sums standing to the credit of the Guarantor with the Lender or toward the payment of the Guaranteed Obligations.

Section 20.                      Records and Memoranda.  The Guarantor agrees that all advances constituting the Guaranteed Obligations under the Loan Documents will be evidenced by entries made by Lender in its electronic data processing system and/or internal memoranda or records maintained by Lender.  The Guarantor further agrees that (i) the sum or sums shown on the most recent printout from Lender’s electronic data processing system and/or such memoranda or records shall be rebuttably presumptive evidence of the amount of the principal sum and of the amount of any accrued interest due thereon, and (ii) such a printout may be attached to this Guaranty in connection with any assignment or other transfer of this Guaranty or enforcement of this Guaranty and any such printout shall be incorporated herein by reference as if fully written herein.

Section 21.                      Warrant of Attorney. The Guarantor hereby irrevocably authorizes any attorney-at-law, including any  attorney-at-law employed or retained by Lender, to appear for it in any action on this Guaranty at any time after the Guaranteed Obligations become due, in any court of record situated in _________, Franklin County, Ohio (being the county in which this Guaranty was executed), or in the county where the Guarantor then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Guaranty against the Guarantor for the amount that may then be due together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered.  The Guarantor consents to the jurisdiction and venue of such court.  The Guarantor waives any conflict of interest that any attorney-at-law employed or retained by Lender may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acacia Automotive, Inc.,
  a Texas corporation

By: _________________________

Title: _______________________

4

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of December 26, 2009, by Steven I. Sample, an individual, whose address is __________________ (the “Guarantor”), in favor of Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”).

Background Information

A.           Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), and the Lender have entered into a certain Revolving Loan Agreement dated as of even date herewith (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of the Loans by the Lender to the Borrower.

B.           It is a condition precedent to the Lender extending the Loans to the Borrower pursuant to the Loan Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations, as defined below.

C.           In consideration of the Lender providing extensions of the Loans to the Borrower, and in order to induce the Lender to enter into, and extend the Loans to the Borrower pursuant to, the Loan Agreement, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Borrower under the Loan Agreement, the Note and the other Loan Documents.

Provisions

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section  l.                      Definitions and Selected Terms Used Herein.

(a)           As used herein:

“Guaranteed Obligations” is defined in Section 4 below.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or to any indemnified party arising under the Loan Documents.

(b)           Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Loan Agreement.

Section 2.                      Representations and Warranties.  The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon the extension of each Loan under the Loan Agreement) that:

(a)           It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)           Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or (ii) the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of the Guarantor pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

Section 3.                      Covenants.  The Guarantor covenants that, so long as the Loan Agreement remains in effect or any of the Guaranteed Obligations shall remain unpaid, that:

(i)	it will enable the Borrower to fully comply with those covenants and agreements set forth in the Loan Documents;

(ii)	it will furnish, not later than February 1 of each year, to the Lender an annual personal financial statement as of January 1 of that year in a form approved by the Lender; and

(iii)	it will furnish to the Lender a full and complete as filed copy of its federal income tax return within 30 days of the filing thereof.

Section 4.                      The Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay to the Lender the amount not so paid at the place and in the manner specified in the Loan Agreement, the Note or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  The Guarantor waives (i) any right to require the Lender to sue the Borrower, any other guarantor, or any other person or entity obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations, and (ii) any defenses based on suretyship or impairment of collateral.  The Guarantor shall be jointly and severally liable with any other guarantor or guarantors of the Guaranteed Obligations.

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Section 5.                      Guaranty Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)
any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)	any modification or amendment of or supplement to the Loan Agreement, the Note or any other Loan Document;

(iii)
any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Loan Agreement, the Note, the Security Agreement, any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)
any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

(v)
the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Lender or any other person or entity, whether in connection herewith or any unrelated transactions;

(vi)
any invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations for any reason related to the Loan Agreement, the Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Note or any other amount payable by the Borrower under the Loan Agreement, the Note or any other Loan Document; or

(vii)
any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Lender or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

Section 6.                      Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The amount of this Guaranty is unlimited.  Each of the Guarantor’s obligations hereunder shall be continuous and remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement shall have terminated or expired.  It is anticipated that fluctuations may occur in the aggregate amount of the Guaranteed Obligations guaranteed pursuant to this Guaranty, and it is specifically acknowledged and agreed by the Guarantor that reductions in the amount of Guaranteed Obligations from time to time, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty.  If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrower or any other party under the Loan Agreement or any other Loan Document or any other Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 7.                      Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other person or entity.

Section 8.                      Subrogation.  The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment of the Lender to make Loans under the Loan Agreement and any other Loan Documents is terminated.

Section 9.                       Limitation on Obligations.  (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Lender hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

(b)           The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder. Nothing in this Section 9(b) shall be construed to increase the Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.                      Application of Payments.  All payments received by the Lender hereunder shall be applied by the Lender to payment of the Guaranteed Obligations in such order as determined by the Lender in its discretion.

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Section 11.                      Notices.  Notices from one party to another relating to this Guaranty shall be deemed effective if made in writing and delivered to the recipient’s address as set forth herein (or other address of which any party shall give notice to the other parties) by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class mail, postage prepaid; or (d) overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by overnight courier.

Section 12.                      No Waivers.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Loan Agreement, the Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13.                      No Duty to Advise.  The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Lender does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

Section 14.                      Successors and Assigns.  This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Loan Agreement, the Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and his heirs, personal representatives, successors and permitted assigns.

Section 15.                      Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lender.

Section 16.                      Costs of Enforcement.  The Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

Section 17.                      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Guaranty shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio state court sitting in Columbus, Ohio, and for purposes of all legal proceedings arising out of or relating to this Guaranty (including, without limitation, any of the other Loan Documents) or the transactions contemplated hereby.  The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against the Guarantor in the courts of any other jurisdiction.  Any judicial proceeding by the Guarantor against the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Guaranty or any other Loan Document shall be brought only in a court in Columbus, Ohio.

SECTION 18.                 WAIVER OF JURY TRIAL.  EACH OF THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.                      Taxes, etc.  All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith  (i) pay to the Lender such additional amount as results in the net amount received by the Lender equaling the full amount which would have been received by the Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

Section 20.                      Setoff.  Without limiting the rights of the Lender under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Lender to apply any sums standing to the credit of the Guarantor with the Lender or toward the payment of the Guaranteed Obligations.

Section 21.                      Records and Memoranda.  The Guarantor agrees that all advances constituting the Guaranteed Obligations under the Loan Documents will be evidenced by entries made by Lender in its electronic data processing system and/or internal memoranda or records maintained by Lender.  The Guarantor further agrees that (i) the sum or sums shown on the most recent printout from Lender's electronic data processing system and/or such memoranda or records shall be rebuttably presumptive evidence of the amount of the principal sum and of the amount of any accrued interest due thereon, and (ii) such a printout may be attached to this Guaranty in connection with any assignment or other transfer of this Guaranty or enforcement of this Guaranty and any such printout shall be incorporated herein by reference as if fully written herein.

Section 22.                     References; Counterparts.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

Section 23.                      Warrant of Attorney. The Guarantor hereby irrevocably authorizes any attorney-at-law, including any  attorney-at-law employed or retained by Lender, to appear for it in any action on this Guaranty at any time after the Guaranteed Obligations become due, in any court of record situated in _________, Franklin County, Ohio (being the county in which this Guaranty was executed), or in the county where the Guarantor then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of the holder of this Guaranty against the Guarantor for the amount that may then be due together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered.  The Guarantor consents to the jurisdiction and venue of such court.  The Guarantor waives any conflict of interest that any attorney-at-law employed or retained by Lender may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

3

IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the day and year first above written.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

____________________________
Steven I. Sample

4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of December 26, 2009 by and between Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Borrower”), and Alexis Ann Jacobs, an individual, whose address is 4700 Groveport Road, Obetz, Ohio 43207 (the “Lender”).

Background Information

The Borrower and the Lender are entering into a Revolving Loan Agreement dated of even date herewith (as it may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”).  The Borrower is entering into this Continuing Security Agreement (as it may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Security Agreement”) in order to induce the Lender to enter into and extend credit from time to time to the Borrower, including without limitation under the Loan Agreement.

Provisions

NOW, THEREFORE, as an inducement to and in consideration of the Lender providing such credit facilities, the mutual obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                      Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

Section 1.2                      Terms Defined in Ohio Uniform Commercial Code.  Terms defined in the Ohio Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Ohio Uniform Commercial Code as in effect from time to time (the “UCC”).  References to articles and sections of articles of the UCC shall refer to such articles and sections as enacted by the State of Ohio and in effect from time to time.

Section 1.3                      Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Background Information section above, the following terms shall have the following meanings:

“Accounts” means “account” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or Person licensed or authorized to operate the game by a state or governmental unit of a state. “Account” includes a health-care-insurance receivable.  “Account” does not include (i) rights to payment evidenced by Chattel Paper or an Instrument, (ii) Commercial Tort Claims, (iii) Deposit Accounts, (iv) Investment Property, (v) Letter-of-Credit Rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” means “chattel paper” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a record that evidences both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, a security interest in specific Goods and license of Software used in the Goods, a lease of specific Goods, or a lease of specific Goods and license of Software used in the Goods.  “Monetary obligation” means a monetary obligation secured by the Goods or owed under a lease of the Goods and includes a monetary obligation with respect to Software used in the Goods.  If a transaction is evidenced by records that include an Instrument or series of Instruments, the group of records taken together constitutes Chattel Paper.  “Chattel Paper” does not include (i) charters or other contracts involving the use or hire of a vessel or (ii) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims pursuant to Section 4.9, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software, Stock Rights, Supporting Obligations and Other Collateral in which the Borrower now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, software, computer files, programs, printouts and other computer materials and records related thereto.

“Commercial Tort Claim” means “commercial tort claim” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a claim arising in tort with respect to which (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant’s business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9, of the UCC.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Deposit Account” means “deposit account” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a demand, time, savings, passbook, or similar account maintained with a bank but does not include Investment Property or Accounts evidenced by an Instrument.

“Documents” means “document” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a document of title or a receipt of the type described in division (B) of section 1307.06 of the Ohio Revised Code.

“Electronic Chattel Paper” means “electronic chattel paper” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means Chattel Paper evidenced by a record consisting of information stored in an electronic medium.

“Equipment” means “equipment” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means Goods other than Inventory, farm products, or consumer goods.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” means “fixtures” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means all Goods which become so related to particular real estate that an interest in such Goods arises under real property law.

“General Intangibles” means “general intangible” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, and oil, gas, or other minerals before extraction. “General intangible” includes Payment Intangibles and Software.

“Goods” means “goods” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means all things that are movable when a security interest attaches. “Goods” includes (i) Fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, and (v) manufactured homes. “Goods” also includes a computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, or (ii) by becoming the owner of the Goods, a person acquires a right to use the program in connection with the Goods. “Goods” does not include a computer program embedded in Goods that consist solely of the medium in which the program is embedded. “Goods” does not include Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, or oil, gas, or other minerals before extraction.

“Instruments” means “instrument” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.  “Instrument” does not include (i) Investment Property, (ii) letters of credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“Inventory” means “inventory” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means Goods, other than farm products, which: (A) are leased by a Person as lessor; (B) are held by a Person for sale or lease or to be furnished under contracts of service; (C) are furnished by a Person under a contract of service; or (D) consist of raw materials, work in process, or materials used or consumed in a business.

“Investment Property” means “investment property” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a Security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account.

“Letter-of-Credit Rights” means “letter-of-credit right” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. “Letter-of-Credit Right” does not include the right of a beneficiary to demand payment or performance under a letter of credit

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Obligations” means any and all existing and future indebtedness, obligation and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Lender in connection with the preparation, administration, collection or enforcement thereof), of the Borrower to the Lender, including without limitation all existing and future indebtedness, obligations and liabilities arising under or pursuant to this Security Agreement, the Loan Agreement, the Note and all other Loan Documents.

“Other Collateral” means any property of the Borrower, other than real estate, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Pledged Deposits, Software, Stock Rights and Supporting Obligations, including, without limitation, all timber to be cut, money, cash on hand, and other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property and assets of the Borrower other than real estate.

“Payment Intangibles” means “payment intangible” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Software” means “software” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a computer program and any supporting information provided in connection with a transaction relating to the program. “Software” does not include a computer program that is included in the definition of Goods.

“Stock Rights” means any Securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities or other ownership interests in a corporation, partnership, joint venture, limited liability company or other entity constituting Collateral and any Securities, any right to receive Securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such Securities.

“Supporting Obligations” means “supporting obligation” as defined in Article 9 of the UCC, which definition, as of the date of this Security Agreement, means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“UCC” has the meaning set forth in Section 1.2.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Borrower hereby pledges, assigns and grants to the Lender a security interest in all of the Borrower’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

Section 3.1                      Title, Authorization, Validity and Enforceability.  The Borrower has good and valid rights in or the power to transfer and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(f), and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto.  The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper [corporate] [partnership] proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against the Borrower in the location listed on Exhibit “D”, the Lender will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(f).

               Section 3.2                      Conflicting Laws and Contracts.  Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower’s articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Lender).

Section 3.3                      Type and Jurisdiction of Organization.  The Borrower is a corporation organized under the laws of the State of Tennessee.

Section 3.4                      Principal Location. The Borrower’s mailing address, the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), and the location of the books and records relating to the Receivables are disclosed in Exhibit “A”; the Borrower has no other places of business except those set forth in Exhibit “A”.

Section 3.5                      Property Locations.  The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit “A”.  All of said locations are owned by the Borrower except for locations (i) which are leased by the Borrower as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit “A”, with respect to which Inventory the Borrower has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Lender to protect the Lender’s security interest in such Inventory.

Section 3.6                      No Other Names. The Borrower has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in the Borrower’s organizational documents, as may be amended, as filed with the Borrower’s jurisdiction of organization, other than the trade name of “Chattanooga Auto Auction, Inc.”

Section 3.7                      No Default.  No Event of Default or Default exists.

Section 3.8                      Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Borrower relating thereto and in all invoices and reports with respect thereto furnished to the Lender by the Borrower from time to time.  As of the time when each Account or each item of Chattel Paper arises, the Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

Section 3.9                     Filing Requirements; Patents, etc..  None of the Equipment is covered by any certificate of title, except for the vehicles described in Part A of Exhibit “B”.  All patents, copyrights, trademarks protected under federal law are described in Part B of Exhibit “B”.

Section 3.10                   No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction except (i) financing statements naming the Lender as the secured party, (ii) as described in Exhibit “C” and (iii) as permitted by Section 4.1(f).

Section 3.11                   State Organization Number. The Borrower’s organization number issued by the State of Tennessee is _______________.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

Section 4.1                      General.

(a)
Inspection.  The Borrower shall permit the Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Borrower relating to the Collateral and (iii) to discuss the Collateral and the related records of the Borrower with, and to be advised as to the same by, the Borrower’s officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as the Lender may determine, and all at the Borrower’s expense.

(b)
Taxes.  The Borrower shall pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

(c)
Records and Reports; Notification of Default.  The Borrower shall maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time request.  The Borrower shall give prompt notice in writing to the Lender of the occurrence of any Event of Default or Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

(d)
Financing Statements and Other Actions; Defense of Title. The Borrower hereby authorizes the Lender to file, and if requested shall execute and deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be requested by the Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral.  The Borrower shall take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e)
Disposition of Collateral.  The Borrower shall not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of an Event of Default or a Default, dispositions specifically permitted pursuant to the Loan Documents, (ii) until such time following the occurrence of a Default or an Event of Default as the Borrower receives a notice from the Lender instructing the Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Borrower receives a notice from the Lender pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

(f)
Liens.  The Borrower shall not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit “C” and (iii) other Liens permitted pursuant to the Loan Agreement.

(g)	Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. The Borrower will:

(i)
preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(ii)	not change its state of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and

(iv)
not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1(e)) at a location other than a location specified in Exhibit “A”, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless the Borrower shall have given the Lender not less than 30 days’ prior written notice of such event or occurrence and the Lender shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Lender’s security interest in the Collateral.

(h)
Other Financing Statements.  The Borrower shall not sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(f).

Section 4.2                      Receivables.

(a)
Certain Agreements on Receivables.  The Borrower shall not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default or an Event of Default, the Borrower may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b)
Collection of Receivables.  Except as otherwise provided in this Security Agreement, the Borrower shall collect and enforce, at the Borrower’s sole expense, all amounts due or hereafter due to the Borrower under the Receivables.

(c)
Delivery of Invoices.  The Borrower shall deliver to the Lender immediately upon its request after the occurrence of a Default or an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Lender shall specify.

(d)
Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Borrower shall disclose such fact to the Lender in writing in connection with the inspection by the Lender of any record of the Borrower relating to such Receivable and in connection with any invoice or report furnished by the Borrower to the Lender relating to such Receivable.

Section 4.3                      Inventory and Equipment.

(a)	Maintenance of Goods. The Borrower shall do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

(b)	Insurance.

(i)
The Borrower shall (A) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Lender, and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Lender, (B) maintain such other insurance on the Collateral for the benefit of the Lender as the Lender shall from time to time request, (C) furnish to the Lender upon the request of the Lender from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (D) maintain general liability insurance naming the Lender as an additional insured.

(ii)	In the event of any loss or damage to any Collateral occasioned by fire or other hazard, the Borrower shall give immediate written notice to the insurance carrier and to the Lender. The Lender shall have the right, on behalf of the Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Lender’s reasonable expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section 4.3 shall require Lender to incur any expense or take any action hereunder. In the event of any such loss or damage, provided that no Default or Event of Default shall have then occurred and be continuing and the aggregate amount of such insurance proceeds received and/or equity funds which may be provided by the Borrower will be sufficient, in the Lender’s reasonable judgment, to pay all projected costs of the restoration, repair or replacement of the Collateral, the Borrower, at its option, shall have the right to (x) have the balance of such insurance proceeds used for the purpose of reimbursing the Borrower for the cost of such restoration, repair or replacement of the Collateral, or (y) apply the balance of such proceeds to the payment of the Obligations, whether or not then due, in such order of application as determined by the Lender; provided further, that if a Default or an Event of Default shall have occurred and be continuing or the aggregate amount of such insurance proceeds and/or equity funds will not be sufficient, in the Lender’s reasonable judgment, to pay all projected costs of the restoration, repair or replacement of the Collateral, the Lender, at its option, shall have the right to (a) have the balance of such insurance proceeds used for the purpose of reimbursing the Borrower for the cost of such restoration, repair and replacement of the Collateral, or (b) apply the balance of such proceeds to the payment of the Obligations, whether or not then due, in such order of application as determined by the Lender. In either case, all such insurance proceeds shall be paid to and held by the Lender for disbursement and use in accordance with the terms of this Security Agreement and the Borrower hereby assigns to the Lender all rights of Borrower in and to any insurance proceeds paid as a result of any such loss or damage.

(iii)
If the insurance proceeds held by the Lender are to be used to reimburse Borrower for the cost of restoration, repair or replacement of the Collateral, the Borrower shall, notwithstanding the adequacy of the insurance proceeds, promptly restore, repair and/or replace the Collateral, such that the Collateral shall be at least equal in value and general use as it was prior to the damage or destruction.

(c)
Titled Vehicles.  The Borrower shall give the Lender notice of its acquisition of any vehicle covered by a certificate of title which would be classified as Equipment and deliver to the Lender, upon request, the original of any vehicle title certificate and do all things necessary to have the Lien of the Lender noted on any such certificate.

Section 4.4                      Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Borrower shall (i) hold in trust for the Lender upon receipt, and upon the request of the Lender at any time and from time to time deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (ii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Lender such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Lender shall specify, and (iii) after the occurrence and during the continuance of a Default or an Event of Default, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) any Document evidencing or constituting Collateral.

Section 4.5                      Pledged Deposits.  The Borrower shall not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Lender.

Section 4.6                      Deposit Accounts. The Borrower shall (i) upon the Lender’s request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender Control of the Deposit Account, or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Lender’s request after the occurrence and during the continuance of a Default or Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and Control over each such other deposit to the Lender until such time as no Default or Event of Default exists.

Section 4.7                      Federal, State or Municipal Claims.  The Borrower shall notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 4.8                      Letter of Credit Rights. The Borrower will upon the Lender’s request cause each issuer of a letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Lender Control of the Letter-of-Credit Rights to such letter of credit.

Section 4.9                      Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall immediately notify the Lender in a writing signed by the Borrower of the details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Lender.  Without limiting the obligations of the Borrower set forth in the preceding sentence, the Borrower irrevocably authorizes the Lender at any time and from time to time after receipt of any such notice and appoints the Lender as its attorney in fact to sign on behalf of the Borrower any such writing necessary or desirable in the Lender’s sole discretion to grant, perfect and to maintain the perfection and priority of the Lender’s security interest in any such Commercial Tort Claim.  The Borrower authorizes the Lender to file appropriate UCC financing statements with respect to any such Commercial Tort Claims.

Section 4.10                      Electronic Chattel Paper and Transferable Records.  If the Borrower at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender Control under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Lender agrees with the Borrower that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of Control, for the Borrower to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in Control to make without loss of Control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such Electronic Chattel Paper or transferable record.

Section 4.11                      Uncertificated Securities and Certain Other Investment Property. The Borrower will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement.  At the request of the Lender, the Borrower will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Lender to have and retain Control over such Securities or other Investment Property.  Without limiting the foregoing, at the request of the Lender the Borrower will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Lender in form and substance satisfactory to the Lender.

ARTICLE V

EVENTS OF DEFAULT

 Section 5.1  The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)	Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)	The breach by the Borrower of any of the terms or provisions of this Security Agreement.

(c)
Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1(e) or 8.7 or shall be lost, stolen, damaged or destroyed.

(d)	The occurrence of any “Event of Default” under, and as defined in, the Loan Agreement.

Section 5.2                      Acceleration and Remedies.  Upon the acceleration of the Obligations under the Loan Agreement, at the option of the Lender, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lender may exercise any or all of the following rights and remedies:

(a)
Those rights and remedies provided in this Security Agreement, the Loan Agreement and any other Loan Document, provided that this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender prior to an Event of Default.

(b)
Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(c)
Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.

The Lender may comply with any applicable state or federal law requirements in connection with any disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

Section 5.3                      Borrower’s Obligations Upon an Event of Default.  Upon the request of the Lender after the occurrence of an Event of Default, the Borrower shall:

(a)
Assembly of Collateral.  Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places designated by the Lender which are reasonably convenient to both the Borrower and the Lender.

(b)
Secured Party Access.  Permit the Lender, by the Lender’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

Section 5.4                      License.  The Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, the Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, the Borrower’s rights under all licenses and all franchise agreements shall inure to the Lender’s benefit.  In addition, the Borrower hereby irrevocably agrees that the Lender may, following the occurrence and during the continuance of an Event of Default, sell any of the Borrower’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Borrower’s Inventory from the Borrower and in connection with any such sale or other enforcement of the Lender’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Borrower and any Inventory that is covered by any copyright owned by or licensed to the Borrower and the Lender may finish any work in process and affix any trademark owned by or licensed to the Borrower and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

ARTICLE VII

COLLECTION OF RECEIVABLES

Section 7.1                      Collection of Receivables.  The Lender may at any time after the occurrence of an Event of Default, by giving the Borrower written notice, elect to require that the Receivables be paid directly to the Lender.  In such event, the Borrower shall, and shall permit the Lender to, promptly notify the account debtors or obligors under the Receivables of the Lender’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender.  Upon receipt of any such notice from the Lender, the Borrower shall thereafter hold in trust for the Lender, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Lender all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Lender shall hold and apply funds so received as provided by the terms of Section 7.2.

Section 7.2                      Application of Proceeds.  The proceeds of the Collateral shall be applied by the Lender to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)
FIRST, to payment of all costs and expenses of the Lender incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to the Lender pursuant to this Security Agreement;

(b)	SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees owing to the Lender;

(c)	THIRD, to payment of the principal of the Obligations then due and unpaid from the Borrower to the Lender;

(d)	FOURTH, to payment of any Obligations other than those listed above; and

(e)	FIFTH, the balance, if any, after all of the Obligations have been satisfied, to. or as directed by, the Borrower.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1                      Notice of Disposition of Collateral; Condition of Collateral.  Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Section 8.16, at least 10 days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

 Section 8.2                      Compromises and Collection of Collateral.  The Borrower and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Borrower agrees that the Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

 Section 8.3                      Secured Party Performance of Borrower Obligations.  Without having any obligation to do so, the Lender may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement and the Borrower shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 8.3.  The Borrower’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Obligation payable on demand.

Section 8.4                      Authorization for Secured Party to Take Certain Action.  The Borrower irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney in fact (i) to execute on behalf of the Borrower as debtor and/or to file initial financing statements, amendments of financing statements, correction statements with respect to financing statements and other documents necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, including to file in any filing office in the State of Ohio or any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (1) as all assets and/or personal property of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the of the UCC or the Uniform Commercial Code of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (1) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower, and (2) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Lender Control over such Securities or other Investment Property, (iv) subject to the terms of Section 4.1(e), to enforce payment of the Receivables in the name of the Lender or the Borrower, (v) to apply the proceeds of any Collateral received by the Lender to the Obligations as provided in Article VII, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection therewith, and (vii) to grant to the Lender in writing a security interest in Commercial Tort Claims and in the proceeds thereof as set forth in Section 4.9, which security interest shall be upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Lender, provided that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Loan Agreement.  The Borrower hereby ratifies and authorizes the filing by the Lender of any financing statement with respect to the Collateral made prior to the date hereof.

 Section 8.5                      Specific Performance of Certain Covenants.  The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(e), 4.1(f), 4.4, 5.3, or Section 7.1 or 8.7 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that the covenants of the Borrower contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Borrower.

 Section 8.6                    Use and Possession of Certain Premises.  Upon the occurrence of an Event of Default, the Lender shall be entitled to occupy and use any premises owned or leased by the Borrower where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Borrower for such use and occupancy.

 Section 8.7                    Dispositions Not Authorized.  The Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(e) and notwithstanding any course of dealing between the Borrower and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(e)) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.

Section 8.8                      Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns (including all Persons who become bound as a debtor to this Security Agreement), except that the Borrower shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender.

Section 8.9                      Survival of Representations.  All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 8.10                      Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any.  The Borrower shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by the Borrower.

Section 8.11                   Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 8.12                  Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been indefeasibly paid and performed in full and no commitments of the Lender which would give rise to any Obligations are outstanding.

Section 8.13                      Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Borrower and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Lender relating to the Collateral.

Section 8.14                      Choice of Law.  This Security Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.

Section 8.15                      Indemnity.  The Borrower hereby agrees to indemnify the Lender, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature  (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender or the Borrower, and any claim for patent, trademark or copyright infringement).

Section 8.16                      Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the Loan Agreement.

Section 8.17                      WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Security Agreement as of the date first above written.

BORROWER:

Acacia Chattanooga Vehicle Auction, Inc.,
  a Tennessee corporation

By: __________________________

Name: ________________________

Title:  _________________________

LENDER:

___________________________________
Alexis Ann Jacobs, an individual

EXHIBIT “A”
(See Sections 3.4, 3.5, 4.1(g) and 8.16 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Acacia Chattanooga Vehicle Auction, Inc.
2120 Stein Drive
Chattanooga, TN 37421
Attn: Steven I. Sample, Chief Executive Officer

Location(s) of Receivables Records (if different from Place of Business or Chief Executive Office above):

Locations of Inventory, Equipment and Fixtures:

A.           Properties Owned by the Borrower:

None

B.           Properties Leased by the Borrower (Include Landlord’s Name):

2120 Stein Drive
Chattanooga, TN 37421
Landlord: Auction Venture Limited Liability Company

C.           Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None

EXHIBIT “B”
(See Section 3.9 of Security Agreement)

A. Vehicles subject to certificates of title:

Vehicles sold in the normal course of the vehicle auction process for which titles have been obtained to sold vehicles but not yet assigned to and presented to buyers thereof.

B.  Patents, copyrights, trademarks protected under federal law*:

None

_____________________
*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for.  Any licensing agreements for patents or trademarks should be described on a separate schedule.

EXHIBIT “C”
(See Sections 3.10 and 4.1(f) of Security Agreement)

EXISTING LIENS ON THE COLLATERAL

Secured Party                                           Collateral                                Principal Balance                                           Maturity

None

EXHIBIT “D”
(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Secretary of State of the State of Tennessee

The office of the ________ County, Tennessee _____________ [fixture filing]

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is made as of December 26, 2009 by Acacia Automotive, Inc., a Texas corporation (the “Pledgor”), in favor of Alexis Ann Jacobs, an individual (the “Lender”).

Background Information

A.           The Pledgor is the owner of 100% of the issued and outstanding shares of stock of Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation (the “Company”).

B.           The Company and Lender are entering into a Revolving Loan Agreement dated of even date herewith (as it may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”) pursuant to which Lender agrees to make revolving credit loans (each a “Loan” and collectively, the “Loans”) to the Company in the aggregate amount not to exceed $1,500,000 at any time outstanding, as evidenced by Company’s Revolving Loan Note dated of even date herewith (as is may be amended, modified, supplemented, extended, restated or replaced from time to time, the “Note”).

C.           Pledgor has guaranteed the payment of the Company’s obligations and liabilities arising under the Loan, the Note and the other Loan Documents (as defined in the Loan Agreement) pursuant to a Guaranty dated of even date herewith (as it may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Guaranty”).

D.           Pledgor has agreed to pledge the Collateral (as hereinafter defined) as security for the Pledgor’s obligations and liabilities arising under the Guaranty and the Company’s obligations and liabilities arising under the Loan Documents.

E.           The execution of this Agreement and the delivery of the Pledged Stock (as defined below) to the Lender are conditions precedent to the Lender’s obligation to make the Loans to the Company under the Loan Agreement.

F.           The Pledgor will derive substantial benefit and advantage from the Loans and other financial accommodations to the Company by the Lender, and it will be to the Pledgor’s direct interest and economic benefit to assist the Company in entering into the Loan Agreement.

G.           To induce the Lender to enter into the Loan Agreement and in order to secure the payment and performance by the Pledgor and the Company of the Obligations (as hereinafter defined), Pledgor has agreed to pledge to Lender all of the Collateral (as hereinafter defined) now or hereafter owned or acquired by Pledgor as security for the Obligations.

Provisions

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Loan Agreement, the Pledgor hereby agrees with the Lender as follows:

Section 1.                      Defined Terms.

Unless otherwise defined herein, terms defined in the Loan Agreement shall have such defined meanings when used herein.

“Collateral” shall mean all property (whether described herein or not) at any time pledged or required to be pledged to the Lender hereunder, including the Pledged Stock, and all payments to be made by the Company pursuant thereto, income therefrom and proceeds thereof.

“Pledged Stock” shall mean all of the shares of stock of the Company owned by the Pledgor evidenced by share certificate number(s) _______________, together with all shares, certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all the foregoing, now or hereafter owned or acquired by the Pledgor.

Section 2.                      Pledge.

(a)           The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Lender the Pledged Stock and agrees to pledge all additional shares of capital stock of the Company that the Pledgor may hereafter acquire with respect thereto; and grants to the Lender a first and best lien on and security interest in (i) the Pledged Stock; (ii) all certificates, shares, notes, obligations, distributions, securities and other property issued or delivered from time to time in lieu of or in substitution for or with respect to the Pledged Stock; (iii) all present and future security and collateral for any of the foregoing; and (iv) all payments or other proceeds under or with respect to any of the foregoing, as collateral security for the due and punctual payment and performance by the Pledgor and the Company of all its obligations and liabilities to the Lender, absolute or contingent, liquidated or unliquidated, now existing or hereinafter incurred under, arising out of and in connection with the Loan Documents and the Loan, whether for principal, interest, fees, costs, expenses or otherwise (the “Obligations”).

(b)           The Pledgor shall deliver to the Lender the certificate(s) for the Pledged Stock and a stock transfer power(s) duly endorsed in blank simultaneously herewith.

(c)           At any time the Lender, at its option, may have any part or all of the Pledged Stock registered in its name or that of its nominee, and the Pledgor hereby covenants that, upon the Lender’s request, the Pledgor will cause the Company or, if applicable, the transfer agent or registrar of the Company, to effect such registration of the Pledged Stock.  If that shall be done prior to an Event of Default (as defined in Section 5), the Pledgor shall nevertheless retain all voting rights with respect to the Pledged Stock, and, for that purpose, the Lender shall execute and deliver to the Pledgor all necessary proxies (which proxies shall in any event expire automatically upon the occurrence of an Event of Default).  Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Stock shall have been registered in the name of the Lender or its nominee, the Lender or its nominee shall have, with respect to the Pledged Stock, the right to exercise all voting rights as to the Pledged Stock, all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as its may determine, all without liability except to account for property actually received by it; provided, however, that (i) the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and (ii) the Lender may by written notice to the Pledgor relinquish, either partially or completely in accordance with any terms or conditions the Lender may set forth in such notice, any or all voting rights the Lender may acquire pursuant to this Section 2(c).

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(d)           So long as no Event of Default shall have occurred, the Pledgor shall have the right to receive and retain all cash dividends and other cash payments with respect to the Pledged Stock.  Upon the occurrence of an Event of Default, the right of the Pledgor to receive any such cash dividends and other cash payments shall terminate immediately.

Section 3.                      Notice to the Company and Registrar.

Within five days after the execution of this Agreement,  the Pledgor shall give notice of the pledge of the Pledged Stock pursuant to the terms hereof, in the form of the Notice of Pledge attached hereto as Exhibit A, to the Company and the Company’s stock registrar/transfer agent, if any.

Section 4.                      Distributions, etc.

If the Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any Collateral, including, without limitation:

(a)           stock certificates, including, but without limitation, any certificates representing a stock dividend issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

(b)           options, warrants or rights, whether as an addition to, or in substitution or in exchange for, any of the Pledged Stock, or otherwise; or

(c)           dividends or distributions payable in money (subject to the right of the Pledgor to receive and retain such dividends and distributions in accordance with Section 2(d) hereof) or other property, including securities issued by any entity other than the Company, then the Pledgor shall accept the same as the Lender’s agent and hold the same in trust on behalf of and for the benefit of the Lender, segregated from the other assets of the Pledgor and deliver the same forthwith to the Lender, in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated powers, duly executed in blank, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of the Pledged Stock or Collateral upon the liquidation or dissolution of the Pledgor or the Company shall be paid over to the Lender, to be held by it in trust as additional collateral security for the Obligations.  All sums of money and property so paid or distributed in respect of the Pledged Stock or other Collateral which are received by the Pledgor shall, until paid or delivered to the Lender, be held by the Pledgor in trust, segregated from the other assets of the Pledgor, as additional collateral security for the Obligations.

Section 5.                      Events of Default.

(a)           The occurrence of any of the following events shall constitute an “Event of Default”:

(i)           the Pledgor shall default in the observance or performance of any term, covenant or agreement contained herein; or

(ii)           an Event of Default as such term is defined in the Note or the other Loan Documents shall occur and be continuing.

(b)           Upon the occurrence and during the continuance of any Event of Default, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at the Lender’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released.  The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Lender may elect, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, need the Lender’s account for the surplus, if any, to the Pledgor.  The Pledgor agrees that, to the extent permitted by law, the Lender need not give more than 10 days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.  No notification need be given to the Pledgor if the Pledgor has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.  In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Ohio.  All waivers by the Pledgor of rights (including rights to notice) and all rights and remedies afforded the Pledgor herein, and all other provisions of this Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon, such waivers or the effectiveness thereof or any such rights and remedies.  The Lender may comply with any applicable state or federal law requirements in connection with any disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  The Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

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Section 6.                      The Lender’s Appointment as Attorney-in-Fact.

(a)           The Pledgor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of the Pledgor or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Lender the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor to do the following:  (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under the Collateral; (ii) in the name of the Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payments of moneys due under the Collateral; (iii) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under the Collateral whenever payable; (iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (v) to direct any party liable for any payment under the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Lender or as the Lender shall direct; (vi) to receive payment of any receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (vii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right to respect of the Collateral; (viii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; and (ix) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate, at the Pledgor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)           The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act, except for its own failure to act in a commercially reasonable manner.

(c)           The Pledgor also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale of the Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

Section 7.                      Representations and Warranties of the Pledgor.

The Pledgor represents and warrants that:

(a)           the Pledgor is the legal record and beneficial owner of the Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Agreement;

(b)           the Pledged Stock constitutes 100% of the presently issued and outstanding shares of stock of the Company;

(c)           the Pledgor has full power, authority and legal right to pledge, and grant a security interest in, the Pledged Stock and the Collateral pursuant to this Agreement;

(d)           this Agreement constitutes a legal, valid and binding obligation of Pledgor, and is enforceable in accordance with its terms;

(e)           no consent of any other person or entity, including the Company, and no consent, license, permit, approval or authorization or, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement or the pledge of the Pledged Stock hereunder, in each case which has not been obtained or made, as the case may be, and is not in full force and effect;

(f)           the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles of incorporation or the code of regulations of the Company or of any securities issued by the Company, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor or the Company is a party or which purports to be binding upon the Pledgor or the Company, or upon any of the Pledgor’s or the Company’s assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor or the Company, except as contemplated by this Agreement; and

(g)           no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or the Company, or against any of his or its properties or revenues, with respect to this Agreement.

Section 8.                      Covenants of the Pledgor.

The Pledgor covenants and agrees that:

(a)           the Pledgor shall defend the right, title and security interest of the Lender in and to the Pledged Stock, the proceeds thereof and all other Collateral against the claims and demands of all persons whomsoever;

(b)           the Pledgor shall have like title to and right to pledge any other property at any time hereafter pledged to the Lender as Collateral hereunder and will likewise defend the right of the Lender thereto and security interest therein;

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(c)           the Pledgor shall not sell, convey or otherwise dispose of any of the Pledged Stock or Collateral or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in, or with respect to, any of the Pledged Stock, Collateral, or the proceeds thereof, other than that created hereby; and

(d)           the Pledgor shall not consent to, approve of or permit the issuance of any (i) additional shares of any class of capital stock by the Company; (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or (iii) warrants, options, rights or other commitments entitling any person to purchase or otherwise acquire any such shares.

Section 9.                      Limitation of Liability.

Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to the Pledgor in accordance with the terms hereof.

Section 10.                      Further Assurances.

The Pledgor agrees that at any time and from time to time upon the written request of the Lender, the Pledgor will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to affect the purposes of this Agreement.

Section 11.                      Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.                      No Waiver; Cumulative Remedies.

The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.  No failure to exercise, nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or agreement to Lender.

Section 13.                      Waivers, Amendments.

None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Lender and the Pledgor.  This Agreement and all obligations of the Pledgor hereunder shall be binding upon the Pledgor’s successors and assigns, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns; provided, however, that the Pledgor may not assign this Agreement without the prior written consent of the Lender.

Section 14.

Amendments, Modifications and Waivers with Respect to Obligations.  The Pledgor hereby consents that, without the necessity of any reservation of rights against it, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender and any of the Obligations continued, and the Obligations, or the liability of any party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Lender, and the Note, the Loan Agreement, the other Loan Documents and any collateral in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and the security at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release.  The Lender shall have no obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations.  The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance of the Lender upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgor and the Lender shall likewise be conclusively presumed to have been made or consummated in reliance upon this Agreement.  The Pledgor waives diligence, presentment, protest, notice of intent to accelerate and notice of acceleration, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

Section 15.                      Reinstatement.

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of  the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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Section 16.                      Indemnity.

The Pledgor hereby agrees to indemnify, pay and hold harmless Lender and the officers, directors, employees and counsel of Lender (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Pledgor or the Company, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement or the enforcement by Lender of its rights and remedies hereunder, except that the Pledgor shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Pledgor shall contribute the maximum portion which the Pledgor is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees.

Section 17.                      Governing Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Ohio.  The Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio state court sitting in Columbus, Ohio, and for purposes of all legal proceedings arising out of or relating to this Agreement (including, without limitation, any of the other Loan Documents) or the transactions contemplated hereby.  The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall limit the right of the Lender to bring proceedings against Pledgor in the courts of any other jurisdiction.

Section 18.                      Notices.

Notices from one party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the Pledgor’s address as set forth on the signature page hereto, or to the Lender’s at 4700 Groveport Road, Obetz, Ohio 43207, by any of the following means:  (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class or express mail, postage prepaid; or (d) Federal Express or like overnight courier service.  Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or facsimile, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

Section 19.                      Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of all Obligations, (ii) be binding upon the Pledgor and the Pledgor’s successors and assigns, and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.  The Lender shall deliver to the Pledgor, upon termination of this Agreement, at the Pledgor’s expense, such of the Pledged Stock as shall not have been sold or otherwise disposed of pursuant to this Agreement.

Section 20.                      Registration Rights.

If any of the Pledged Stock is not registered under the Securities Act of 1933, as amended, and the Company proposes to register any of its securities, the Pledgor will give the Lender notice of that fact.  In addition, and at no cost to the Lender, the Pledgor will use its best efforts to induce the Company to register the Pledged Stock so that they may be disposed of by public sale or other public disposition.  Upon the completion of registration, the Pledgor will deliver certificates without any restrictive legend in exchange for the unregistered Pledged Stock.  The Pledgor indemnifies and holds the Lender harmless against any loss, claim, damage or liability arising out of the registration process, and will reimburse Lender for any legal or other expenses incurred by the Lender as a result.

Section 21.                      WAIVER OF JURY TRIAL.

THE PLEDGOR AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 22.                      Waiver Of Subrogation; Other Waivers.

The Pledgor expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the Federal Bankruptcy Code, and any amendments) which it may now have or later acquire against the Borrower or any other party directly or contingently liable for the obligations of Company under all Loan Documents, arising from the existence or performance of the Pledgor’s obligations under this Agreement or any other Loan Document to which it is a party, until all indebtedness and amounts secured hereby are indefeasibly paid in full and any commitment to lend under the Related Documents is terminated.  The Pledgor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any party against any other party.  The Pledgor hereby waives all defenses including but not limited to all defenses based upon suretyship and impairment of collateral.

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Section 23.                      Agreement Unconditional.

The obligations of the Pledgor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)
any extension, renewal, settlement, compromise, waiver or release in respect of any of the indebtedness and amounts secured hereby, by operation of law or otherwise, or any obligation of any other party with respect to any of the indebtedness and amounts secured hereby, or any Event of Default;

(b)	any modification or amendment of or supplement to any Loan Document;

(c)
any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Company, the Pledgor or any other party under any Loan Document, or any obligations of any other party with respect to any of the indebtedness and amounts secured hereby, or any action or failure to act by the Lender with respect to any property securing the indebtedness and amounts secured hereby;

(d)
any change in the corporate or other existence, structure or ownership of the Pledgor, the Company or any other party with respect to any of the indebtedness and amounts secured hereby, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Pledgor, the Company or any other party with respect to the indebtedness and amounts secured hereby, or its assets or any resulting release or discharge of any obligation of the Pledgor, the Company or any other party with respect to any of the indebtedness and amounts secured hereby;

(e)
the existence of any claim, setoff or other rights which the Pledgor may have at any time against the Company or any other party with respect to any of the indebtedness and amounts secured hereby, the Lender or any other party, whether in connection herewith or any unrelated transactions;

(f)
any invalidity or unenforceability relating to or against the Company or any other party with respect to any of the indebtedness and amounts secured hereby, for any reason related to the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any other party with respect to any of the all indebtedness and amounts secured hereby; or

(g)
any other act or omission to act or delay of any kind by the Pledgor, the Company, the Lender or any other party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Pledgor’s obligations hereunder or its grant of the lien and security interest in the Collateral hereunder.

[Balance of page intentionally left blank]

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the day and year first above written.

PLEDGOR:

Acacia Automotive, Inc.,
  a Texas corporation

By:______________________________

Its:______________________________

Address:                ___________________
___________________

STATE OF ___________________                                                                :
: ss.
COUNTY OF _________________                                                                :

The foregoing instrument was acknowledged before me this ____ day of __________, 2009, by ____________________________.

______________________________Notary Public

Signature Page to Stock Pledge Agreement

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EXHIBIT A

Notice of Pledge

December 26, 2009

TO:         Acacia Chattanooga Vehicle Auction, Inc.
2120 Stein Drive
Chattanooga, TN 37421
Attn: Steven I. Sample, Chief Executive Officer

RE:           Pledge of Stock of Acacia Chattanooga Vehicle Auction, Inc. (the “Company”)

Ladies and Gentlemen:

You are hereby notified that the undersigned has pledged all of the shares of Stock owned by the undersigned on the books and records of the Company to Alexis Ann Jacobs pursuant to the terms and conditions of that certain Stock Pledge Agreement executed by the undersigned in favor of Alexis Ann Jacobs, dated as of December 26, 2009.

Please deem any instructions by Alexis Ann Jacobs which you receive regarding the exercise of any rights with respect to the shares as if such instructions were made by the undersigned to you, until further instruction from Alexis Ann Jacobs.

Acacia Automotive, Inc.,
  a Texas corporation

By:______________________________

Its:______________________________

Address:  2806 SE 29th Street
    Ocala, FL 34471

EXHIBIT F

NON-COMPETITION AGREEMENT

[see attached]

F-1

Execution Version

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (this "Agreement") is entered into December 26, 2009 (the "Effective Date"), by and between by and between Acacia Automotive, Inc., a Texas corporation (the "Buyer"), and Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company (the "Seller").  The Buyer and the Seller are referred to collectively herein as the "Parties," and individually as a "Party."

BACKGROUND INFORMATION

A.           Pursuant to an Asset Purchase Agreement dated August 31, 2009, the Seller is selling, and the Buyer is purchasing as of the Effective Date, certain assets relating to the operation of an automobile auction business (the "Business") operated from a facility located at 2120 Stein Drive, Chattanooga, Tennessee  37421 (the "Property").

B.           As a condition of the sale and purchase, the Seller has agreed to enter into this Agreement to not compete with the Buyer in the Business for a certain period of time following the closing of the sale of the Business (the "Closing").

PROVISIONS

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. Definitions.  As used in this Agreement, the terms defined below shall have the respective meanings specified, and the following definitions shall be equally applicable for the singular and plural forms of the terms defined.

"Exempt Activities" means the operation of the Columbus Fair Auto Auction at 4700 Groveport Rd., Obetz, OH 43207-5217.

"Person" means any person, firm, partnership, association, corporation, partnership, limited partnership, limited liability company, trust or other business entity

"Restricted Business" means any business that is engaged in the business of automobile, truck, equipment, motor home, RV, power sports or other whole-car or salvage motor vehicle auction and related activities as conducted by Seller as of the Closing.

2. Non-Competition.  During the period beginning on the Closing and continuing for three (3) years thereafter (the "Restrictive Period"), except with respect to Exempt Activities, the Seller shall not, directly or indirectly, individually or in concert with or through any other Person own, manage, operate, control, be employed by, work on behalf of, invest in, assist (financially or otherwise), provide advisory, consulting, or other services for, participate in or be interested or connected in any manner with the ownership, management, operation, promotion, or control of any person or entity who is engaged, directly or indirectly, in the Restricted Business within 150 miles of the Property.

3. Severability; Reformation.  Each of the foregoing restrictive covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one section hereof for convenience.  In the event that any or all of the foregoing restrictive covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities, or other restrictions as to which they may be enforceable.

4. Specific Enforcement; Remedies Cumulative. The Parties agree that a breach of this Agreement may cause irreparable damage to the Buyer, the extent of which may be difficult to ascertain, and that the award of damages may not be adequate relief.  Therefore, the Seller agrees that, in the event of a breach or a threatened breach of this Agreement or any restrictive covenants herein contained, the Buyer may institute an action to compel the specific performance of this Agreement Covenants against the purported offending party.  The Seller hereby further consents to the granting of such remedy, agree not to assert adequacy of money damages as a defense, and agree that such remedy shall be cumulative, not exclusive, and in addition to any other available remedies.

5. Applicable Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, and performance.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of Ohio in Franklin County, and the United States District Court for the Southern District of Ohio, Eastern Division, and waive any contention that any such court is an improper venue for enforcement of this Agreement.

6. Entire Agreement.  This Agreement, together with the attached exhibits and the Disclosure Schedule, constitute the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the Parties.  This Agreement may be amended or modified only by a writing executed by the Parties.

7. Amendments.  This Agreement shall not be modified or amended except by a writing signed by all parties.

8. Assignment.  This Agreement and any of its rights, interests, and obligations hereunder may not be assigned or transferred in whole or in part by any Party.  Any purported assignment without the express written consent of the other Party is void.

9. Captions.  The subject headings of the various sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

10. Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

[signatures appear on the following page]

1

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement on the date first above written.

BUYER: Acacia Automotive, Inc., a Texas corporation By: __________________________________ Its: __________________________________	SELLER: Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company By: __________________________________ Its: __________________________________

Signature Page to
Non-Competition Agreement

2

EXHIBIT G

MANAGEMENT AGREEMENT

[see attached]

G-1

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into on this 31st day of August, 2009 (the "Effective Date"), by and between Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company (the "Seller"), and Acacia Automotive, Inc., a Texas corporation (the "Manager").  The Manager and the Seller are referred to collectively herein as the "Parties," and individually as a "Party."

BACKGROUND INFORMATION

A.           Manager and Seller have entered into an agreement (the "Purchase Agreement") for the purchase and sale of certain assets of the Seller relating to the operation of an automobile auction business (the "Business") operated from a facility located at 2120 Stein Drive, Chattanooga, Tennessee  37421 (the "Property").

B.           The Parties anticipate that the closing of the transactions contemplated by the Purchase Agreement shall take place on or about December 26, 2009.

C.           It is mutually desired by the Parties that the operation of the Business, including the assets to be purchased pursuant to the terms of the Purchase Agreement, be continued under the management of Manager during the term of this Agreement.

PROVISIONS

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, the Parties hereby agree as follows:

1.           Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Purchase Agreement.

2.           Appointment.  Seller hereby appoints Manager as manager of the Business and Manager hereby accepts such appointment, subject to the provisions hereinafter set forth.  The Manager agrees to perform its duties under this Agreement to the best of its ability, with the utmost care and in the best interests of the Seller.

3.           Term.  The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until the earlier of the following:  (a) the Closing or (b) the termination of the Purchase Agreement in accordance with its terms.

4.           Manager's Duties.  Subject to the limitations set forth in Section 5, during the Term, the Manager shall assume control and be responsible for the management of the Business.  In furtherance of the foregoing, the Manager further agrees as follows:

a. Manager shall operate the Business in the ordinary course of business of the Seller generally consistent with past custom and practice ("Ordinary Course of Business") and shall apply its managerial expertise and decision-making skills in seeking to benefit the Business;

b. Manager shall keep full and correct books of account showing all receipts and expenditures received, incurred or made in connection with the operation of the Business;

c. Manager shall operate the Business in accordance with all applicable laws, ordinances, rules, regulations and directives of any governmental authority;

d. Manager shall indemnify and save Seller, harmless from any and all Adverse Consequences (but not for operational losses not otherwise attributable to Adverse Consequences resulting from the Manager's actions or omissions) incurred or suffered by the Seller resulting from or related to the operation and management of the Business during the Term, unless such loss or liability is the result of any action on the part of Seller, or its representatives, agents, officers, managers, members or employees.

e. Manager shall cause to be timely paid, from the cash flow of the Business, all obligations of the Business incurred during the period of its operation of the Business including, but not limited to, utilities, employee wages, taxes and other payables.

f. Manager shall cause to be paid any and all taxes due to any taxing authority arising out of the operation of the Business when due.

g. Manager shall cause to be paid any license renewal fees or similar charges that accrue during the Term.

h. Manager shall not, during the Term, encumber, sell, or convey any fixtures, furniture, inventory or equipment of the Seller, other than in the Ordinary Course of Business, nor pledge the credit of Seller in any way.

i. Manager shall use its best efforts to keep the Business and properties associated with the Business substantially intact including, but not limited to, the present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

5.           Limitations on Manager's Authority.  Notwithstanding anything contained in this Agreement to the contrary, the Manager shall not be permitted to take any of the following actions without the prior written consent of the Seller:

a. Manager will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business;

b. Manager will not cause the Business to enter into any transactions involving capital expenditures, including leases, in excess of Five Thousand Dollars ($5,000);

c. Manager shall not cause the disposition of any asset material to the Business;

d. Manager shall not cause a change in the compensation payable to any employee or independent contractor of the Business or Seller, the consent for which will not be unreasonably withheld by the Seller; and

e. Manager shall not pre-pay any expense, in whole or in part, relating to any period following the Closing.

1

6.           Fees.  Manager, as compensation for its services under this Agreement, shall be entitled to receive a fee (the "Fee") equal to fifty percent (50%) of the Net Profit (as defined below) of the Business during the Term.  For purposes of this Agreement, "Net Profit" means the gross revenue of the Business, less all expenses of the Business, each for the Term calculated on an accrual basis.  To be excluded from the expenses of the Business, solely for purposes of calculating Manager’s Fee, are any payments made to the Seller or others for the following:

(i)            Legal or professional fees or other charges directly related to the winding up of the affairs of Seller’s previous partners; and

(ii)           Legal or professional fees or other charges directly related to the sale of the Assets to the Manager pursuant to the Purchase Agreement.

Otherwise, Net Profit shall be calculated by the Seller in a manner consistent with the past practices of the Seller.  In the event that the Manager disputes the calculation of Net Profit or the amount of the Fee, the Manager shall deliver written notice (a "Dispute Notice") to the Seller of its dispute and the specific reasons therefor.  If the Parties are unable to resolve the dispute within thirty (30) days following receipt of the Dispute Notice by Seller, then such dispute shall be referred to Crowe Horwath, LLP (the "Dispute Accountants") to conduct a review of the Net Profit calculation.  The determination of the Net Profit by the Dispute Accountants shall be final and shall not be subject to further review, challenge, or adjustment absent fraud.  The costs and expenses of the services of the Dispute Accountant shall be paid equally by the Manager and the Buyer.

7.           Payment of the Fee.  Subject to the terms of this Section, the Fee shall be payable by the Seller to the Manager within sixty (60) days following the conclusion of the Term.  Notwithstanding the foregoing, the Manager agrees that the first Sixty Thousand Dollars ($60,000) of the Fee shall be paid to Auction Venture Limited Liability Company (the "Landlord") on behalf of Manager's subsidiary, Acacia Chattanooga Vehicle Auction, Inc. (the "Tenant"), to be held as a security deposit under that certain Lease to be entered into between Landlord and Tenant as of the Closing.

9.           Termination.  The Seller may terminate this Agreement by giving written notice to the Manager in the event the Manager has breached any term or condition of this Agreement in any material respect, the Seller has notified the Manager of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach.

9.           Miscellaneous.

a. Entire Agreement.  This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the Parties.  This Agreement may be amended or modified only by a writing executed by the Parties.

b. Applicable Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, and performance.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of Ohio in Franklin County, and the United States District Court for the Southern District of Ohio, Eastern Division, and waive any contention that any such court is an improper venue for enforcement of this Agreement.

c. Waiver.  Any waiver of a right under this Agreement must be in writing.  Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the nonwaiving Party.  Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

d. Captions.  The subject headings of the various sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

e. Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

f. Further Acts.  Consistent with the terms and conditions hereof, each Party shall execute and deliver all instruments, certificates, and other documents and shall perform all other acts which any other Party may reasonably request in order to carry out this Agreement and the transactions contemplated hereby.

g. Third Party Beneficiaries.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the Parties, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

h. Severability.  The Parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

2

i. Notices.  Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address, telex number, or telecopy number set forth below by any of the following means:  (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) FedEx or like overnight courier service, or (iv) facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this Section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery.  The Parties agree that electronic mail shall not constitute a permitted form of notice under this Section.

If to the Manager, addressed to:

Acacia Automotive, Inc.
2806 SE 29th Street
Ocala, Florida 34471
Attention: Steven L. Sample, CEO
Fax: (352) 502-4783

With a copy to:

Robert A. Forrester, Esquire
1215 Executive Dr W # 102
Richardson, TX 75081
Fax: (972) 480-8406

If to the Seller, addressed to:

Chattanooga Auto Auction Limited Liability Company
c/o Columbus Fair Auto Auction
4700 Groveport Road
Obetz, Ohio 43207
Attention: Keith Whann Fax: (614) 497-4534

With a copy to:

Schottenstein, Zox & Dunn Co., LPA
250 West Street
Columbus, Ohio 43215
Attention: Jay R. Dingledy
Fax: (614) 222-3429

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

[signatures appear on the following page]

3

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

SELLER:

Chattanooga Auto Auction Limited Liability Company,
   an Ohio limited liability company

By:

Print Name:

Its:

MANAGER:

Acacia Automotive, Inc.,
   a Texas corporation

By:

Print Name:

Its:

Signature Page to
Management Agreement

4

DISCLOSURE SCHEDULE

SECTION 2(a)(i)
Assets

[see attached]

Item Tag Number	Description	Location	Other Info
1	Wood & glass display case 24x60x39	General Offices	General Lobby Area
2	12 side chairs	General Offices	Dealers Telephone Room
3	11 potted plants-lobby	General Offices	General Lobby Area
4	Clarke CFP-2000 floor buffer	General Offices	Utility Closet
5	4 padded benches - lobby	General Offices	General Lobby Area
6	Wood & Glass display case 24x24x72	General Offices	General Lobby Area
7	Portable refrigerator-brown	General Offices	Marketing Office
8	Acer tower pc w/keyboard & monitor	General Offices	Marketing Office
9	HP 5650 printer	General Offices	Marketing Office
10	HP Office Jet Pro K5400 printer	General Offices	Marketing Office
11	Apple 21" integrated pc & display	General Offices	Marketing Office
12	Integrated employee workstation	General Offices	Marketing Office
13	Integrated employee workstation w/(2) 3 drawer file modules	General Offices	Marketing Office
14	Integrated employee workstation	General Offices	Marketing Office
15	(4) secretary swivel arm chairs	General Offices	Marketing Office
16	Dell Optiplex 360 pc tower w/keyboard and monitor	General Offices	Marketing Office
17	Anderson Hickey 4 drawer file cabinet-sandstone	General Offices	Telemarketing Office 1#
18	Acer tower pc w/keyboard & monitor	General Offices	Telemarketing Office 1#
19	Networks pc tower case w/keyboard & monitor	General Offices	Telemarketing Office 1#
20	HP deskjet D4160 printer	General Offices	Telemarketing Office 1#
21	24x48 2 drawer metal desk	General Offices	Telemarketing Office 1#
22	24x48 2 drawer metal desk	General Offices	Telemarketing Office 1#
23	3 drawer metal file cabinet - grey	General Offices	Telemarketing Office 1#
24	2 secretarial swivel arm chairs	General Offices	Telemarketing Office 1#
25	Purple fabric guest chair	General Offices	Telemarketing Office 1#
26	Large modular desk w 3 drawer module	General Offices	Telemarketing Office #2
27	24x42 2 drawer metal desk	General Offices	Telemarketing Office #2
28	24x42 2 drawer metal desk	General Offices	Telemarketing Office #2
29	Dell Inspiron 600M laptop 2/charger	General Offices	Telemarketing Office #2
30	Acer tower pc w/keyboard & monitor	General Offices	Telemarketing Office #2
31	18x36x27 2 drawer lateral file	General Offices	Telemarketing Office #2
32	2 secretarial swivel arm chairs	General Offices	Telemarketing Office #2
33	Acer AL 1714 display	General Offices	Telemarketing Office #2
34	NEC Acusinc LCD monitor 52V	General Offices	Telemarketing Office #2
35	2 grey fabric guest chairs	General Offices	Human Resources Office
36	Black leatherette sec swivel chail	General Offices	Human Resources Office
37	HP Office Jet Pro K5400 printer	General Offices	Human Resources Office
38	18x36x27 2 drawer lateral file cabinet	General Offices	Human Resources Office
39	Laptop computer for HR TBD	General Offices	Human Resources Office
40	Modular desk assembly with return	General Offices	Human Resources Office
41	Hon 35x13x29 metal shelving unit	General Offices	Human Resources Office
42	Casio HR 100PE Calculator	General Offices	Human Resources Office
43	ASI Dumb terminal	General Offices	Front Information/Recept Area
44	Zebra TLP2844Z label printer	General Offices	Front Information/Recept Area
45	ASI Dumb terminal	General Offices	Front Information/Recept Area
46	Zebra TLP2844Z label printer	General Offices	Front Information/Recept Area
47	(2) secretarial swivel chairs w/arms	General Offices	Front Information/Recept Area
48	secretarial swivel	General Offices	Front Information/Recept Area
49	Zebra stripe label printer	General Offices	Front Information/Recept Area
50	8' fiberglass folding step ladder	General Offices	Front Information/Recept Area
51	(2) black telescoping tripods for easels	General Offices	Front Information/Recept Area
52	(3) wood & metal fabric guest chairs	General Offices	Dealer Registration
53	HP Scanjet ADF scanner	General Offices	Dealer Registration
54	Dell Optiplex 620 mini tower pc w/keyboard & mouse	General Offices	Dealer Registration
55	HP Deskjet D1455 printer	General Offices	Dealer Registration
56	Networks pc tower case w/keyboard & monitor	General Offices	Dealer Registration
57	Networks pc tower case w/keyboard & monitor	General Offices	Dealer Registration
58	Canon C122 Copier	General Offices	Dealer Registration
59	Canon metal storage cabinet for copier	General Offices	Dealer Registration
60	(2) secretarial swivel chairs	General Offices	Dealer Registration
61	17x42x52 4 drawer lateral file cabinet	General Offices	Dealer Registration
62	17x42x52 4 drawer lateral file cabinet	General Offices	Dealer Registration
63	Modular desk assembly with return w/3 drawer file module	General Offices	Fleet/Lease Office
64	HP Deskjet D4360 printer	General Offices	Fleet/Lease Office
65	17x42x52 4 drawer lateral file cabinet	General Offices	Fleet/Lease Office
66	3 drawer metal file cabinet - grey	General Offices	Fleet/Lease Office
67	Acer tower pc w/keyboard & monitor	General Offices	Fleet/Lease Office
68	secretarial swivel w/arms	General Offices	Fleet/Lease Office
69	HP Laser Jet 1300 printer	General Offices	Accounting Office
70	Modular work station w/return & 3 drawer file	General Offices	Accounting Office
71	Dell Optiplex 360 pc tower w/keyboard and monitor	General Offices	Accounting Office
72	Anlivo currency counting machine	General Offices	Accounting Office
73	17x42x52 4 drawer lateral file cabinet	General Offices	Accounting Office
74	2 purple fabric guest chairs	General Offices	Accounting Office
75	Secretarial swivel chair	General Offices	Accounting Office
76	Sharp EL-1197P calculator	General Offices	Accounting Office
77	18x30 (3) shelf work stand	General Offices	Accounting Office
78	24x36x29 (2) drawer wooden lateral file	General Offices	M. Galloway Office
79	12x36x60 (5) shelf wooden bookcase	General Offices	M. Galloway Office
80	(2) Wood & fabric side chairs	General Offices	M. Galloway Office
81	Grey leather executive high back chair	General Offices	M. Galloway Office
82	Wooden modular desk & workstation w/(1) 3 drawer file module and (1) two drawer lateral file module	General Offices	M. Galloway Office
83	Networks pc tower case w/keyboard & monitor	General Offices	M. Galloway Office
84	HP Deskjet 940C printer	General Offices	M. Galloway Office
85	17x42x52 4 drawer lateral file cabinet	General Offices	Mailroom Area
86	Hon 19x30x53 (4) drawer lateral file cabinet	General Offices	Mailroom Area
87	Wilson Jones 130 Auto shredder	General Offices	Mailroom Area
88	Panasonic KX-30P commercial hole punch	General Offices	Mailroom Area
89	Boston 2612 paper cutter	General Offices	Mailroom Area
90	Panasonic UF-990 Copier	General Offices	Mailroom Area
91	Panasonic commercial electric stapler	General Offices	Mailroom Area
92	X-acto electric pencil sharpener	General Offices	Mailroom Area
93	Panasonic UF-895 copier	General Offices	Mailroom Area
94	Canon Image Runner 400S copier	General Offices	Mailroom Area
95	Canon Image Runner 400S copier	General Offices	Mailroom Area
96	IBM 4234.band printer	General Offices	Mailroom Area
97	Whirlpool refrigerator freezer	General Offices	Break Area
98	GE microwave oven	General Offices	Break Area
99	JNC660 portable jump starter	General Offices	Break Area
100	36x36 pedestal table w/3 side chairs	General Offices	Break Area
101	(8) sets partitions for work cubicles	General Offices	General Office Admin Area
102	(8) modular work stations w/file drawer modules	General Offices	General Office Admin Area
103	Matrix tower pc w/keyboard & monitor	General Offices	General Office Admin Area
104	Acer tower pc w/keyboard & monitor	General Offices	General Office Admin Area
105	ASI Dumb terminal	General Offices	General Office Admin Area
106	VPX tower pc w/keyboard 7 monitor	General Offices	General Office Admin Area
107	Networks pc tower case w/keyboard & monitor	General Offices	General Office Admin Area
108	Acer tower pc w/keyboard & monitor	General Offices	General Office Admin Area
109	ASI Dumb terminal	General Offices	General Office Admin Area
110	ASI Dumb terminal	General Offices	General Office Admin Area
111	(13) secretarial swivel chairs	General Offices	General Office Admin Area
112	(3) secretarial swivel w/arms	General Offices	General Office Admin Area
113	Misc calculators, staplers and office supplies	General Offices	General Office Admin Area
114	Xerox Phaser 3150 printer	General Offices	General Office Admin Area
115	Xerox Phaser 3150 printer	General Offices	General Office Admin Area
116	Xerox Phaser 3150 printer	General Offices	General Office Admin Area
117	HP Laser Jet 2100 printer	General Offices	General Office Admin Area
118	Zebra TLP 2844Z label printer	General Offices	General Office Admin Area
119	Okidata Microline 520 9 pin printer	General Offices	General Office Admin Area
120	Okidata Microline 320 turbo 9 pin printer	General Offices	General Office Admin Area
121	HP Laser Jet 2430n printer	General Offices	General Office Admin Area
122	Okidata Microline 320 turbo 9 pin printer	General Offices	General Office Admin Area
123	Xerox Phaser 3150 printer	General Offices	General Office Admin Area
124	HP Laser Jet 2100 printer	General Offices	General Office Admin Area
125	HP Laser jet 1200 printer	General Offices	General Office Admin Area
126	Okidata Microline 320 turbo 9 pin printer	General Offices	General Office Admin Area
127	Canon IP4300 printer	General Offices	General Office Admin Area
128	Okidata Microline 520 9 pin printer	General Offices	General Office Admin Area
129	ASI Dumb terminal	General Offices	General Office Admin Area
130	White tower case pc w/monitor & keyboard	General Offices	General Office Admin Area
131	17x42x52 4 drawer lateral file cabinet	General Offices	General Office Admin Area
132	30x48 pedestal printer table	General Offices	General Office Admin Area
133	30x48 pedestal printer table	General Offices	General Office Admin Area
134	14x2 (3) shelf plastic printer cart	General Offices	General Office Admin Area
135	24x48 folding banquet table	General Offices	General Office Admin Area
136	(2) drawer metal letter size file cabinet	General Offices	General Office Admin Area
137	Acer tower pc w/keyboard & monitor	General Offices	General Office Admin Area
138	ASI Dumb terminal	General Offices	General Office Admin Area
139	ASI Dumb terminal	General Offices	General Office Admin Area
140	ASI Dumb terminal	General Offices	General Office Admin Area
141	ASI Dumb terminal	General Offices	General Office Admin Area
142	ASI Dumb terminal	General Offices	General Office Admin Area
143	ASI Dumb terminal	General Offices	General Office Admin Area
144	ASI Dumb terminal	General Offices	General Office Admin Area
145	Tatung 15" display	General Offices	General Office Admin Area
146	Anderson Hickey 4 drawer file cabinet-sandstone	General Offices	General Office Admin Area
147	(2) drawer metal letter size file cabinet	General Offices	General Office Admin Area
148	(2) drawer metal letter size file cabinet	General Offices	General Office Admin Area
149	(2) drawer metal letter size file cabinet	General Offices	General Office Admin Area
150	Dell Power Edge 2900 Server with Great Plains Software	General Offices	Computer Server Room
151	Fortress UPS	General Offices	Computer Server Room
152	HP Net Server E60	General Offices	Computer Server Room
153	Mellinea Virus Scanner Server	General Offices	Computer Server Room
154	Wiki Server	General Offices	Computer Server Room
155	Networks pc tower case w/keyboard & monitor	General Offices	Computer Server Room
156	AWG Server	General Offices	Computer Server Room
157	Pelco DX8000 Digital Video Recorder	General Offices	Computer Server Room
158	Cisco Catylist 2950 series switch	General Offices	Computer Server Room
159	Signamax Cat 5E switch	General Offices	Computer Server Room
160	24x30x84 Steel server rack	General Offices	Computer Server Room
161	ASI Dumb terminal	General Offices	Rear Information Counter Area
162	ASI Dumb terminal	General Offices	Rear Information Counter Area
163	Brother GX-6750 Electric typewriter	General Offices	Rear Information Counter Area
164	Executone telephone system with central system and cpu and all peripheral units	General Offices	General - All Areas
165	Sharp EL-2630 IIG calculator	General Offices	Keith Office
166	Wooden modular desk & workstation w/(1) 3 drawer file module and (1) two drawer lateral file module	General Offices	Keith Office
167	Networks pc tower case w/keyboard & monitor	General Offices	Keith Office
168	14x36x63 wood (6) shelf bookcase	General Offices	Keith Office
169	Black telescoping tripod for easels	General Offices	Keith Office
170	Framed Billiard Promotional Set W/Pics	General Offices	Keith Office
171	Purple leather high back exec chair	General Offices	Keith Office
172	Two (2) purple leather guest chairs	General Offices	Keith Office
173	Chicago electric industrial 14" cutoff saw	General Offices	Upstairs
174	Rigid shop vac	General Offices	Upstairs
175	Misc promo & give away items	General Offices	Upstairs
176	24x36 4 wheel metal cart	General Offices	Upstairs
177	Okidata microline 320 turbo printer-new in box	General Offices	Upstairs
178	Okidata microline 320 turbo printer-new in box	General Offices	Upstairs
179	Hand truck	General Offices	Stairwell Area
180	30x18x72 (2) door storage cabinet	General Offices	Stairwell Area
181	30x18x72 (2) door storage cabinet	General Offices	Stairwell Area
182	60 cup Bakers Chefs coffee urn	General Offices	Stairwell Area
183	60 cup Bakers Chefs coffee urn	General Offices	Stairwell Area
184	36x18x72 Anderson Hickey (2) door storage cabinet	General Offices	Stairwell Area
185	120" x 46" Oval conference table w/10 high back chairs	General Offices	Conference Room
186	Toshiba TV/VCR	General Offices	Conference Room
187	Black (5) shelf TV cart	General Offices	Conference Room
188	Harman/Kardon AVR 20ii Receiver/amp	General Offices	Conference Room
189	Panasonic VCR Plus VCR	General Offices	Conference Room
190	(2) console stereo speaker enclosures	General Offices	Conference Room
191	Glass front media cabinet	General Offices	Conference Room
192	Black telescoping tripod for easels	General Offices	Conference Room
193	Kambo Comb binding machine	General Offices	Conference Room
194	Zebra TLP 2844Z label printer	General Offices	Conference Room
195	Books, records, historical information and documents, operating records, etc.	All Departments	All Departments

Item Tag Number	Description	Location	Other Info
1001	(21) 36x36" tables	Cafeteria/Kitchen
1002	71 chairs	Cafeteria/Kitchen
1003	Champion dishwasher station	Cafeteria/Kitchen
1004	30x24x75 (4) shelf storage rack	Cafeteria/Kitchen
1005	2 sink stainless steel wash station	Cafeteria/Kitchen
1006	3 sink stainless steel wash station	Cafeteria/Kitchen
1007	30x60 stainless steel 2 shelf work table comp lower shelf	Cafeteria/Kitchen
1008	30x60 stainless steel 2 shelf work table comp lower shelf	Cafeteria/Kitchen
1009	Garland 6 burner gas range	Cafeteria/Kitchen
1010	Duke 6/13 two door oven	Cafeteria/Kitchen
1011	Duke 6/13 two door oven	Cafeteria/Kitchen
1012	Cleveland steam craft ultra 5	Cafeteria/Kitchen
1013	30x36 stainless steel table comp lower shelf	Cafeteria/Kitchen
1014	Beverage-Air 2 door refrigerator 48x27x36	Cafeteria/Kitchen
1015	24x72 stainless steel table comp lower shelf	Cafeteria/Kitchen
1016	Panasonic 1200 microwave oven	Cafeteria/Kitchen
1017	Star Mfg model 6124RCB grill	Cafeteria/Kitchen
1018	Star Mfg model 6167? griddle	Cafeteria/Kitchen
1019	Frymaster 2 basket deep fryer	Cafeteria/Kitchen
1020	Frymaster 2 basket deep fryer	Cafeteria/Kitchen
1021	Metro model C175-CM2000 component unit	Cafeteria/Kitchen
1022	Victory 3 door stainless freezer	Cafeteria/Kitchen
1023	Metro model C175-CM2000 component unit	Cafeteria/Kitchen
1024	48" wide ice-o-matic icemaker	Cafeteria/Kitchen
1025	True 3 sliding front entry refrigeration unit	Cafeteria/Kitchen
1026	General GS400 slicer	Cafeteria/Kitchen
1027	misc assortment pots,pams, knives, trays, utensils, etc	Cafeteria/Kitchen
1028	34 outdoor patio chairs	Cafeteria/Kitchen
1029	6 31x31 patio tables	Cafeteria/Kitchen
1030	Duke 12' length stainless serving section w/tray rails	Cafeteria/Kitchen
1031	Duke 12' buffet steam serving tables w/tray rails	Cafeteria/Kitchen
1032	Duke 6' cold steam serving table w/tray rails	Cafeteria/Kitchen
1033	31x21 two shelf serving cart	Cafeteria/Kitchen
1034	22x10x8 seven hole silverware holder-stainless	Cafeteria/Kitchen
1035	misc serving trays, utensils, dishware	Cafeteria/Kitchen
1036	Bloomfield coffeeking coffee maker	Cafeteria/Kitchen
1037	Royal 125nx cash register	Cafeteria/Kitchen
1038
1039

Item Tag Number	Description	Location	Other Info
2001	12" Folding step ladder	Recon
2002	Whirlpool washer	Recon
2003	Kenmore dryer	Recon
2004	(10) 2 shelf utility carts	Recon
2005	Misc chemicals, solvents & supplies	Recon
2006	Misc buffer pads, towels, brushes	Recon
2007	K&K Jump start model 40	Recon
2008	Kenmore refrigerator/freezer (break room)	Recon
2009	42" diameter breakroom table w/3 chairs	Recon
2010	42" diameter breakroom table w/3 chairs	Recon
2011	Newco coffee maker	Recon
2012	Sharp carousel microwave	Recon
2013	Misc trash containers	Recon
2014	Office cubicle partitions	Recon
2015	(3) office guest chairs	Recon
2016	30x60 metal desk	Recon
2017	ASUS pc tower with keyboard & monitor	Recon
2018	30x60 metal desk	Recon
2019	24x60 metal desk	Recon
2020	Secretarial swivel chair	Recon
2021	24x45 metal desk	Recon
2022	Magic Chef refrigerator freezer	Recon
2023	Hank truck	Recon
2024	Big Red creeper	Recon
2025	8' folding step ladder	Recon
2026	(3) DED 48" fans	Recon
2027	(17) Full 55 gal drums misc. Car Brite chemicals	Recon
2028	Shop vac - 5.75 hp #1	Recon
2029	Shop vac - 5.75 hp #2	Recon
2030	28x36x26 plastic utility cart on wheels	Recon
2031	8' folding step ladder	Recon
2032	2 guest chairs	Recon
2033	Tower case PC in Recon managers office w/monitor, keyboard & mouse	Recon
2034	HP LaserJet 4L printer	Recon
2035	24 x 72 metal desk	Recon
2036	24 x 45 metal desk	Recon
2037

Item Tag Number	Description	Location	Other Info
3001	Bulk oil storage tank	Mech Shop-Main Bldg
3002	1000 gal water tank	Mech Shop-Main Bldg
3003	Assortment of new tires	Mech Shop-Main Bldg
3004	Coats 950 computer tire balancer	Mech Shop-Main Bldg
3005	Coats 5050AX rim clamp	Mech Shop-Main Bldg
3006	Taskforce 9" drill press	Mech Shop-Main Bldg
3007	Robinair SPX a/c station	Mech Shop-Main Bldg
3008	Ammco brake service station	Mech Shop-Main Bldg
3009	Triangle engineering 48" fan	Mech Shop-Main Bldg
3010	Ingersoll-Rand T30 aircompressor	Mech Shop-Main Bldg
3011	Sharp carousel microwave	Mech Shop-Main Bldg
3012	Wurth cabinet - mechanical & electrical supplies	Mech Shop-Main Bldg
3013	Portable gas welding set	Mech Shop-Main Bldg
3014	CIA model 2156 1000# capacity engine stand	Mech Shop-Main Bldg
3015	Small shop vac	Mech Shop-Main Bldg
3016	Anderson Hickey 4 drawer file cabinet	Mech Shop-Main Bldg
3017	HD hand truck	Mech Shop-Main Bldg
3018	HD hand truck	Mech Shop-Main Bldg
3019	Torin 20 ton hydraulic press	Mech Shop-Main Bldg
3020	Pair of 6 ton jack stands	Mech Shop-Main Bldg
3021	Magnum XL 10,000 # capacity lift	Mech Shop-Main Bldg
3022	Waterloo toolbox & tools	Mech Shop-Main Bldg
3023	Mac toolbox & tools	Mech Shop-Main Bldg
3024	Waterloo toolbox & tools	Mech Shop-Main Bldg
3025	Powerlift hydraulic cherrypicker	Mech Shop-Main Bldg
3026	National 134 portable a/c charging station	Mech Shop-Main Bldg
3027	Debone creeper	Mech Shop-Main Bldg
3028	Magnum XL 10,000 # capacity lift	Mech Shop-Main Bldg
3029	Triangle engineering 48" fan	Mech Shop-Main Bldg
3030	Sunex 5001A 6" bench grinder	Mech Shop-Main Bldg
3031	Coastal gear oil & dispenser	Mech Shop-Main Bldg
3032	Wurth light bulb assortment	Mech Shop-Main Bldg
3033	CAI 2075 3/4 capacity under hoist stand	Mech Shop-Main Bldg
3034	National 134 portable a/c charging station	Mech Shop-Main Bldg
3035	Assortment misc lubricants, cleaners, antifreeze,filters	Mech Shop-Main Bldg
3036	CAI 2075 3/4 capacity under hoist stand	Mech Shop-Main Bldg
3037	Blitz air portable air tank	Mech Shop-Main Bldg
3038	Schumacher 200 amp starter charger	Mech Shop-Main Bldg
3039	Dandy portable refrigerator-white	Mech Shop-Main Bldg
3040	Battery booster carts-6	Mech Shop-Main Bldg
3041	SDX model 172 2 ton capacity floor jack	Mech Shop-Old Building
3042	12 1/2 hp inoperative Craftsman riding mower	Mech Shop-Old Building
3043	Bend Pak above vehicle ground lift	Mech Shop-Old Building
3044	Black hand truck	Mech Shop-Old Building
3045	30x60 metal desk	Mech Shop-Old Building
3046	Ingersoll-Rand T30 aircompressor	Mech Shop-Old Building

Item Tag Number	Description	Location	Other Info
4001	Haier portable refrigerator - white	Security
4002	24 x 46 metal desk	Security
4003	Sec. swivel chair	Security
4004
4005	Golf Cart #1	Vehicles
4006	Golf Cart #2	Vehicles
4007	2002 Chevroilet S-10 pickup VIN# 1GCCS145028231696	Vehicles
4008	2006 Chevrolet van VIN# 1GNDV23L86D158356	Vehicles
4009	1992 Dodge D-350 P U truck VIN# 1B7ME3652NS637622	Vehicles
4010	2008 Nissan Sentra VIN# 3N1AB61E98L685757	Vehicles
4011	2007 Dodge Caliber SXT 4 Dr VIN# 1B3HB48B37D565079	Vehicles
4012	1992 GMC 2500 pick up VIN# 1GTGC24K7NE512054	Vehicles
4013	2008 Lexus RX350 VIN# 2T2GK31U78C027916	Vehicles
4014

Item Tag Number	Description	Location	Other Info
5001	Intermec/Norand handheld device for ASI - 10 (aka "Bricks")	Check-In
5002	HP Laserjet 4 plus printer	Check-In
5003	Motorola radius SP 50 handy-talky w/chargers approx. 30 units	Check-In	(Incl. for entire auction operations)
5004	Okidata microline 330 turbo 9 pin printer	Check-In
5005	GE portable refrigerator-white	Check-In
5006	30 x 60 metal desk	Check-In
5007	16 x 16 x 44 wooden cabinet	Check-In
5008	3 drawer grey file cabinet	Check-In
5009	printer cart for Okidata	Check-In
5010	31 x 31 pedestal table	Check-In
5011	31 x 31 pedestal table	Check-In
5012	Zebra stripe label printer	Check-In
5013	Microwave - MW 811	Check-In
5014	ASI dumb terminal	Check-In
5015	ASI dumb terminal	Check-In
5016	2 outdoor plastic chairs	Check-In
5017	Ingersol-Rand T10 Air Compressor	Check-In Util Rm
5018	Portable air tank	Check-In Util Rm
5019	Hand truck	Check-In Util Rm
5020	Hose caddy with water hose	Check-In Util Rm
5021	Misc parts and supplies	Check-In Util Rm
Arena ↓↓ Arena ↓↓↓ Arena ↓↓
Arena ↓↓ Arena ↓↓↓ Arena ↓↓
5061	14 stools in auction lanes	Auction Arena
5062	Okidata microline 320 turbo 9 pin printer-lower block 1&2	Auction Arena
5063	Dumb terminal ASI lower block 1&2	Auction Arena
5064	Okidata microline 520 9 pin printer-lb 1&2	Auction Arena
5065	4 sets portable bleachers in auction lanes	Auction Arena
5066	Okidata microline 320 turbo 9 pin printer-lower block 3&4	Auction Arena
5067	Dumb terminal ASI lower block 3&4	Auction Arena
5068	Okidata microline 520 9 pin printer-lb 3&4	Auction Arena
5069	Dumb terminal ASI upper block 3	Auction Arena
5070	Dumb terminal ASI upper block 4	Auction Arena
5071	Simulcast block for 4&5 IBM thinkcenter tower w/monitor & keyboard	Auction Arena
5072	Plextor PC tower	Auction Arena
5073	IBM Thinkcenter tower #2	Auction Arena
5074	Generic pc tower case	Auction Arena
5075	JVC av 27050 27" CRT display	Auction Arena
5076	Lane 5 dumb terminal ASI upper block	Auction Arena
5077	Polarcool Rollseal Baby Bear cooling unit	Auction Arena
5078	Polarcool Rollseal cooling unit	Auction Arena
5079	Polarcool Rollseal cooling unit	Auction Arena
5080	Tenent 5700 ES scrubber	Auction Arena
5081	Okidate microline 320 turbo lane 5	Auction Arena
5082	Charbroil quickset gas barbecue	Auction Arena
5083	3 dozen red safety cones	Auction Arena
5084	2 picnic tables	Auction Arena	outside
5085

DISCLOSURE SCHEDULE

SECTION 2(f)
Purchase Price Allocation

[see attached]

Section 2(f) of the Disclosure Schedule

Purchase Price Allocation

Assets	Allocation of Purchase Price
Assets	$4,800
Trade Name	$100
License	$100
Total:	$5,000

DISCLOSURE SCHEDULE

SECTION 3(d)
Security Interests

[see attached]

Section 3(d) of the Disclosure Schedule

JPMorgan Chase Bank, N.A. has a blanket security interest in all of the assets of the Seller.